Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-278506

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective upon filing with the Securities and Exchange Commission. We are not using this prospectus supplement or the attached prospectus to offer to sell these securities or to solicit offers to buy these securities in any place where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED October 27, 2025

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 4, 2024)

$   Floating Rate Notes due 20

$   Floating Rate Notes due 20

$   % Notes due 20

$   % Notes due 20

$   % Notes due 20

The notes offered by this prospectus supplement are (i) the $   floating rate notes due 20   (the “ 20   floating rate notes”), (ii) the $   floating rate notes due 20   (the “ 20   floating rate notes” and, together with the 20   floating rate notes, the “floating rate notes”), (iii) the $   % notes due 20   (the “20   fixed rate notes”), (iv) the $   % notes due 20   (the “20   fixed rate notes”) and (v) the $   % notes due 20   (the “20   fixed rate notes” and together with the “20   fixed rate notes” and the “20   fixed rate notes,” the “fixed rate notes”). We refer to the floating rate notes and the fixed rate notes collectively as the “notes.”

The floating rate notes will bear interest at an interest rate for each interest period equal to Compounded SOFR (as defined herein), reset quarterly, plus a margin, subject to the provisions set forth in the “Description of the Notes—Principle, Interest and Maturity—Floating Rate Notes.” The margin applicable to the 20   floating rate notes and the 20   floating rate notes will be   % and   %, respectively. We will pay interest on the floating rate notes on   ,   ,   and   of each year, beginning on      , 2026. We will pay interest on the fixed rate notes on   and   of each year, beginning on   , 2026. Interest on the notes will accrue from      , 2025. The 20   floating rate notes, the 20   floating rate notes, the 20   fixed rate notes, the 20   fixed rate notes and the 20   fixed rate notes will mature at par on      , 20   , 20   , 20   , 20   and 20   , respectively.

At our option, we may redeem the 20   fixed rate notes in whole at any time or in part from time to time, at a redemption price equal to their principal amount plus a “make-whole” premium. At our option, we may redeem the 20   fixed rate notes (i) at any time prior to   , 20   (   months prior to the maturity date of the 20   fixed rate notes), in whole at any time or in part from time to time, at a redemption price equal to their principal amount plus a “make-whole” premium and (ii) at any time on or after   , 20   (   months prior to the maturity date of the 20   fixed rate notes), in whole at any time or in part from time to time, at a redemption price equal to 100% of their principal amount. At our option, we may redeem the 20   fixed rate notes (i) at any time prior to   , 20   (   months prior to the maturity date of the 20   fixed rate notes), in whole at any time or in part from time to time, at a redemption price equal to their principal amount plus a “make-whole” premium and (ii) at any time on or after   , 20   (   months prior to the maturity date of the 20   fixed rate notes), in whole at any time or in part from time to time, at a redemption price equal to 100% of their principal amount. We may also redeem all of the notes at any time at a price equal to 100% of their principal amount in the event of certain tax law changes requiring the payment of additional amounts as described herein. In each case, we will pay accrued and unpaid interest, if any, and any other amounts payable to, but excluding, the date of redemption. The floating rate notes are not redeemable prior to maturity other than as set forth herein.

The notes will not be subject to any sinking fund requirements. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000. See “Description of the Notes.”

The notes will be our unsecured and unsubordinated obligations, and therefore will rank equally with each other and with all of our existing and future unsecured and unsubordinated debt obligations.

We do not intend to list the notes on any securities exchange or automated quotation system.

Investing in the notes involves risks. Prior to making a decision about investing in the notes, you should carefully consider the specific factors that are described in the “Risk Factors” section beginning on page S-15 of this prospectus supplement and page 7 of the attached prospectus.

	Price to Public (1)		Underwriting Discounts		Proceeds, Before Expenses, to Sanofi (1)
Per 20 Floating Rate Note		%		%		%
Total	$		$		$
Per 20 Floating Rate Note		%		%		%
Total	$		$		$
Per 20 Fixed Rate Note		%		%		%
Total	$		$		$
Per 20 Fixed Rate Note		%		%		%
Total	$		$		$
Per 20 Fixed Rate Note		%		%		%
Total	$		$		$

(1)	Plus accrued interest from , 2025 if settlement occurs after that date.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

The underwriters will deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the accounts of its direct and indirect participants (including Euroclear S.A./N.V. (“Euroclear”), as operator of the Euroclear System, and Clearstream Banking S.A. (“Clearstream”)) against payment, expected to occur on or about   , 2025.

Global Coordinators and Joint Book-Running Managers

Barclays	BNP PARIBAS	BofA Securities

Joint Book-Running Managers

J.P. Morgan	Morgan Stanley	MUFG	Natixis

The date of this prospectus supplement is   , 2025.

Prospectus Supplement

Prospectus

As used herein, the terms “Sanofi,” the “Company,” the “Group,” “we,” “our,” or “us,” unless the context otherwise requires, refer to Sanofi and its consolidated subsidiaries and references to the “Issuer” shall refer to Sanofi S.A.

S-i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the attached prospectus, including the documents incorporated herein by reference, contain forward-looking statements within the meaning of applicable federal securities law (including the Private Securities Litigation Reform Act of 1995, as amended), including, without limitation, certain statements made in “Item 5. Operating and financial review and prospects,” as well as in “Item 4.B. Business overview” of our 2024 Annual Report on Form 20-F, as defined herein, and other documents incorporated by reference in this prospectus supplement. Examples of such forward-looking statements include:

•

projections of operating revenues, net income, business net income, earnings per share, business earnings per share, capital expenditures, cost savings, restructuring costs, positive or negative synergies, dividends, capital structure or other financial items or ratios;

•	statements of our profit forecasts, trends, business strategies, plans, objectives or goals, including those relating to products, clinical studies, regulatory approvals and competition; and

•	statements about our future events and economic performance or that of France, the United States or any other countries in which we operate.

This information is based on data, assumptions and estimates considered as reasonable by Sanofi as at the date of this prospectus supplement and undue reliance should not be placed on such statements.

Words such as “believe,” “anticipate,” “can,” “contemplate,” “could,” “plan,” “expect,” “intend,” “is designed to,” “may,” “might,” “potential,” “objective,” “target,” “estimate,” “project,” “predict,” “forecast,” “ambition,” “guideline,” “seek,” “should,” “will,” “goal,” or the negative of these and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve inherent, known and unknown risks, uncertainties and assumptions associated with the regulatory, economic, political, financial and competitive environment, and other factors, including changes in tariffs, pricing and other matters, that could cause actual future results to differ materially from those expressed or implied in the forward-looking statements.

These risks, uncertainties and assumptions include risk factors that could also affect future results and cause actual results to differ materially from those contained in any forward-looking statements, and that include those discussed under “Item 3. Key Information—D. Risk Factors” of our 2024 Form 20-F (as defined herein). Additional risks, not currently known or that are currently considered immaterial by the Group, may have the same unfavorable effect and investors may lose all or part of their investment.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement and the attached prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. Moreover, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update them in light of new information, future developments or otherwise. These forward-looking statements are based upon information, assumptions and estimates available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements contained herein.

You should read this prospectus supplement, the attached prospectus and the documents that we reference in this prospectus supplement carefully before you invest and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these statements.

EU MIFID II PRODUCT GOVERNANCE

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes, taking into account the five categories referred to in item 19 of the Guidelines published by ESMA on August 3, 2023, has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “EU MiFID II”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to EU MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels. The Company is not a manufacturer for the purposes of the EU MiFID product governance rules under EU Delegated Directive 2017/593 (as amended, the “EU MiFID Product Governance Rules”).

PROHIBITION OF SALES TO EEA RETAIL INVESTORS

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of EU MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of EU MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

PROHIBITION OF SALES TO UK RETAIL INVESTORS

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA which were relied on immediately before exit day to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

NOTICE TO CANADIAN RESIDENTS

No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the notes described herein. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the notes and any representation to the contrary is an offence.

Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement to provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the notes in Canada is being made on a private placement basis only and is exempt from the requirement to prepare and file a prospectus under applicable Canadian securities laws. Any resale of notes acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the notes outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the notes will be deemed to have represented to the Company and to each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Rescission Rights and Remedies

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, if this prospectus (including any amendment thereto) contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. The purchaser should refer to the applicable Canadian securities legislation or consult with a legal advisor.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

We have filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 relating to the notes covered by this prospectus supplement and the attached prospectus. This prospectus supplement and the attached prospectus are part of that registration statement and do not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement and the attached prospectus to a contract or other document of Sanofi, the reference is only a summary. You should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with them, which means that:

•	incorporated documents are considered part of this prospectus supplement and the attached prospectus;

•	we can disclose important information to you by referring to those documents; and

•

information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus supplement and the attached prospectus and information previously incorporated by reference herein and therein.

The information that we incorporate by reference is an important part of this prospectus supplement and the attached prospectus.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus supplement and the attached prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate herein by reference:

•	Our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on February 13, 2025 (the “2024 Form 20-F”) (File No. 001-31368);

•

Our report on Form 6-K including Exhibits 99.1, 99.2 and 99.3 thereof, furnished to the SEC on October 27, 2025 that expressly states that we incorporate it by reference in the registration statement on Form F-3 of which this prospectus supplement and attached prospectus are a part and that contains recent information about our business and financial performance; and

•

Any document filed in the future with the SEC under Sections 13(a) and 13(c) or 15(d) of the Exchange Act after the date of this prospectus supplement and the attached prospectus and until this offering is completed. Any report on Form 6-K that we furnish to the SEC on or after the date of this prospectus supplement (or portions thereof) is incorporated by reference in this prospectus supplement and the attached prospectus only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus supplement and the attached prospectus and that it is not subsequently superseded.

The consolidated financial statements contained in the 2024 Form 20-F have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB) and with IFRS as endorsed by the European Union, as of December 31, 2024.

You may request a copy of documents incorporated by reference at no cost, by contacting us by telephone or in writing at the following address and telephone number: Investor Relations, 46, avenue de la Grande Armée, 75017 Paris, France, email: investor.relations@sanofi.com; or the following telephone number: +33 1 53 77 40 00.

The 2024 Form 20-F and any other information incorporated by reference is considered to be a part of this prospectus supplement and the attached prospectus. The information in this prospectus supplement, to the extent applicable, automatically updates and supersedes the information in the 2024 Form 20-F.

We have not, and the underwriters have not, authorized any other person to provide you with any information, other than the information contained or incorporated by reference in this prospectus supplement, the attached prospectus and any related free-writing prospectus we prepare or authorize, and we take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the attached prospectus and the documents incorporated by reference herein or therein, is accurate as of any date other than the date on the front of these documents. Our business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY

This summary does not contain all of the information that may be important to you. You should read carefully the entire prospectus supplement, the attached prospectus and the additional documents incorporated by reference herein for more information about us.

Overview

We are a leading global healthcare company, focused on patient needs and engaged in the research, development, manufacture and marketing of therapeutic solutions. In 2024, our net sales amounted to €41,081 million. Sanofi is the parent of a consolidated group of companies. We have one operating segment: Biopharma. It comprises commercial operations and research, development and production activities relating to the Specialty Care, General Medicines and Vaccines franchises plus support and corporate functions, for all geographical territories. Sanofi’s activities are organized around the following categories: DUPIXENT, Neurology & Immunology, Rare Diseases, Oncology, Rare Blood Disorders, General Medicines Core Assets and Non-Core Assets and Vaccines.

Acquisitions

On July 17, 2025, Sanofi completed its acquisition of Blueprint Medicines Corporation (“Blueprint”), a U.S.-based, publicly traded biopharmaceutical company specializing in systemic mastocytosis (“SM”), a rare immunological disease, and other KIT-driven diseases. The acquisition includes a rare immunology disease medicine, Ayvakit/Ayvakyt (avapritinib), approved in the U.S. and the EU, and a promising advanced and early-stage immunology pipeline. Furthermore, Blueprint’s established presence among allergists, dermatologists, and immunologists is expected to improve Sanofi’s ability to enhance its growing immunology pipeline. The acquisition also includes elenestinib, a next-generation medicine for SM, as well as BLU-808, a highly potent and selective oral wild-type KIT inhibitor that has the potential to treat a broad range of diseases in immunology. Under the terms of the acquisition, Sanofi paid $129.00 per share in cash at closing, representing an equity value of approximately $9.1 billion for 100% of the shares. Blueprint shareholders also received one non-tradeable and non-transferable contractual contingent value right (“CVR”) per share which entitles the holders thereof to receive two potential milestone payments of $2.00 and $4.00 per CVR on the attainment of future development and regulatory milestones within the applicable milestone period, respectively, for BLU-808. The total equity value of the transaction, including potential CVR payments, represented approximately $9.5 billion on a fully diluted basis.

On July 22, 2025, Sanofi announced that it had entered into an agreement to acquire Vicebio Ltd (“Vicebio”), a privately held biotechnology company headquartered in London, United Kingdom. The acquisition brings to Sanofi an early-stage combination vaccine candidate for respiratory syncytial virus and human metapneumovirus, both respiratory viruses, and is expected to expand Sanofi’s capabilities in vaccine design and development with Vicebio’s “Molecular Clamp” technology. Under the terms of the agreement, Sanofi would acquire all of Vicebio’s share capital for a total upfront payment of $1.15 billion, with potential milestone payments of up to $450 million based on development and regulatory achievements. The transaction is expected to close in the fourth quarter of 2025, subject to customary closing conditions, including receipt of regulatory approvals

On August 6, 2025, Sanofi acquired all outstanding common shares of Vigil Neuroscience, Inc. (“Vigil”), a publicly traded clinical-stage biotechnology company focused on developing novel therapies for neurodegenerative diseases, for $8 per share in cash at closing. Based on $8.00 per share, the total equity value of Vigil represented approximately $470 million (on a fully diluted basis). In addition, Vigil’s shareholders received one CVR per Vigil share entitling the holder to receive a deferred cash payment of $2.00, contingent upon the first commercial sales of VG-3927.

On September 24, 2025, Sanofi Ventures announced an additional $625 million multi-year capital commitment from Sanofi, increasing its total assets under management to over $1.4 billion. Sanofi Ventures is the corporate venture capital arm of Sanofi, investing in biotech and artificial intelligence/digital health companies.

Our registered office is located at 46, avenue de la Grande Armée, 75017 Paris, France, and we can be contacted at the following email address: investor.relations@sanofi.com; or the following telephone number: +33 1 53 77 40 00.

THE OFFERING

Please refer to “Description of the Notes” on page S-23 of this prospectus supplement and “Description of Debt Securities We May Offer” in the attached prospectus for more information about the notes.

Issuer	Sanofi

Notes Offered	$ in principal amount of floating rate notes due 20 (the “20 floating rate notes”)

$ in principal amount of floating rate notes due 20 (the “20 floating rate notes”)

$ in principal amount of % notes due 20 (the “20 fixed rate notes”)

$ in principal amount of % notes due 20 (the “20 fixed rate notes”)

$ in principal amount of % notes due 20 (the “20 fixed rate notes”)

In this prospectus supplement, we refer to the 20 floating rate notes and 20 floating rate notes collectively as the “floating rate notes”. We refer to the 20 fixed rate notes, the 20 fixed rate notes and the 20 fixed rate notes collectively as the “fixed rate notes.” The floating rate notes and the fixed rate notes are collectively referred to as the “notes.”

PROVISIONS APPLICABLE TO THE FIXED RATE NOTES

Maturity Date	20 fixed rate notes: , 20

20 fixed rate notes: , 20

20 fixed rate notes: , 20

Interest Rate	The 20 fixed rate notes will bear interest from , 2025 at a fixed rate of % per annum.

The 20 fixed rate notes will bear interest from , 2025 at a fixed rate of % per annum.

The 20 fixed rate notes will bear interest from , 2025 at a fixed rate of % per annum.

Interest Payment Dates	Interest on the fixed rate notes will be paid semi-annually in arrears on and of each year, commencing on , 2026.

Regular Record Dates	Close of business on and

Day Count Convention	Interest on the fixed rate notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If any payment is due on the fixed rate notes on a day that is not a business day (as defined in “Description of the Notes” in this prospectus supplement), we will make the payment on the day that is the next business day. Payments postponed to the next business day in this situation will be treated as if they were made on the original due date. Postponements of this kind will not result in a default, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

Optional Redemption	Prior to , 20 , in the case of the 20 Fixed Rate Notes and , 20 , in the case of the 20 Fixed Rate Notes (each a “Par Call Date”) the Issuer may redeem the relevant series of Fixed Rate Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon discounted to the redemption date (assuming the relevant Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (i)   % (or   basis points), in the case of the 20   Fixed Rate Notes; and (ii)   % (or   basis points), in the case of the 20   Fixed Rate Notes; less (b) unpaid interest, if any, accrued thereon to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date (but not including the redemption date).

On or after the applicable Par Call Date, the Issuer may redeem the relevant series of the 20 Fixed Rate Notes and the 20 Fixed Rate Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the relevant series of the 20 Fixed Rate Notes and the 20 Fixed Rate Notes being redeemed, as applicable, plus accrued and unpaid interest thereon to the relevant redemption date.

The Issuer may redeem the 20 Fixed Rate Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus    % (or basis points) less (b) unpaid interest, if any, accrued thereon to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date (but not including the redemption date).

See “Description of the Notes—Redemption—Optional Redemption.”

PROVISIONS APPLICABLE TO THE FLOATING RATE NOTES

Maturity Date	20 floating rate notes: , 20

20 floating rate notes: , 20

Interest Rate	The interest rate for the floating rate notes for the first interest period (as defined below) will be equal to Compounded SOFR (as defined below) as determined on the second U.S. Government Securities Business Day prior to , 2026 plus the applicable margin (as indicated below). Thereafter, the interest rate for any interest period (as defined below) will be equal to Compounded SOFR as determined on the applicable interest determination date plus the margin. In no event will the interest on the floating rate notes be less than zero.

The floating rate notes will bear interest at an interest rate for each interest period equal to Compounded SOFR (as defined below), reset quarterly, plus a margin, subject to the provisions set forth in the “Description of the Notes—Principle, Interest and Maturity—Floating Rate Notes.” The margin applicable to the 20 floating rate notes and the 20 floating rate notes will be % and %, respectively. We will pay interest on the floating rate notes on , , and of each year, beginning on , 2026.

Margin	20 floating rate notes: %

20 floating rate notes: %

Floating Rate Interest Payment Dates	Interest on the floating rate notes will be paid quarterly in arrears on , , and of each year, beginning on , 2026, subject to adjustment in accordance with the day count convention specified below.

Regular Record Dates	Close of business on , , and , as applicable.

Interest Determination Date	The second U.S. Government Securities Business Day (as defined in “Description of the Notes” in this prospectus supplement) preceding the Interest Reset Date (as defined below).

Interest Reset Date	Each floating rate interest payment date.

Interest Period	The period beginning on, and including, a floating interest payment date and ending on, but not including, the following floating interest payment date; provided that the first interest period will begin on , 2025, and will end on, but not include, the first floating interest payment date.

Day Count Convention	Interest on the floating rate notes will be calculated on the basis of the actual number of days in each interest period, assuming a 360-day year. Modified following adjusted.

If any payment is due on the floating rate notes on a day that is not a business day (as defined in “Description of the Notes” in this prospectus supplement), the floating interest payment date will be postponed to the next day that is a business day and interest thereon will continue to accrue to but excluding such succeeding business day, except that if that business day is in the next succeeding calendar month, the floating rate interest payment date will be the immediately preceding business day and interest shall accrue to but excluding such preceding business day. Postponements of this kind, as applicable, will not result in a default.

If the maturity date of the floating rate notes or date of redemption or repayment falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment will accrue during the period from and after such original maturity date or date of redemption or repayment.

U.S. Government Securities Business Day	Any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

PROVISIONS APPLICABLE TO ALL OF THE NOTES (FIXED AND FLOATING)

Ranking	The notes will be unsecured and unsubordinated and therefore will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness.

Payment of Additional Amounts	If French law requires that payments of principal and interest in respect of the notes be subject to deduction or withholding in respect of any present or future taxes or duties levied by the Republic of France, we may be required to pay holders additional amounts so that the amount holders receive will be the amount they would have received had such withholding or deduction not been required, subject to certain exceptions and limitations set forth under “Description of the Notes—Payment of Additional Amounts” in this prospectus supplement. If we merge with an entity in a jurisdiction other than France, then the same will apply if withholding taxes are imposed by that other jurisdiction.

Optional Tax Redemption	Under certain circumstances, the notes may be redeemed, in whole but not in part, at our option at a redemption price equal to 100% of the principal amount of the notes, together with interest accrued to (but excluding) the date fixed for redemption, if we would be required to pay additional amounts with respect to the notes. See “Description of the Notes—Redemption—Tax Redemption” herein and “Description of Debt Securities We May Offer—Special Situations—Optional Tax Redemption” in the attached prospectus, and “Description of the Notes—Payment of Additional Amounts” in this prospectus supplement.

Covenants and Events of Default	The terms and conditions of the notes provide for a limited negative pledge and limited conditions on certain merger and consolidation transactions and our ability to transfer our respective assets substantially as an entirety as well as for certain events of default.

There are no covenants restricting our (including our subsidiaries’) ability to make payments, incur indebtedness, dispose of assets, issue and sell capital stock, enter into transactions with affiliates or engage in business other than our present business. For further information, see “Description of Notes—Events of Default” in this prospectus supplement and “Description of Debt Securities We May Offer—Special Situations—Mergers and Similar Events” and “Description of Debt Securities We May Offer—Special Situations—Negative Pledge” in the attached prospectus, “Description of the Notes—Special Situations—Negative Pledge” in this prospectus supplement and “Description of Debt Securities We May Offer—Default and Related Matters—Events of Default” in the attached prospectus.

Book-entry Issuance, Settlement and Clearance	We will issue the notes solely in book-entry form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be represented by one or more global securities deposited with DTC and registered in the name of Cede & Co., as nominee of DTC. You will hold beneficial interests in the notes through DTC, and DTC and its direct and indirect participants (including Euroclear and Clearstream, Luxembourg) will record your beneficial interest on their books. We will not issue certificated notes except in limited circumstances that we explain under “Legal Ownership” in the attached prospectus. Settlement of the notes will occur through DTC in same-day funds. For information on DTC’s book-entry system, see “Clearance and Settlement” in the attached prospectus.

Additional Notes	We may, at our option, at any time and without giving notice to or seeking the consent of the then-existing noteholders issue additional notes in one or more transactions subsequent to the date of this prospectus supplement with terms (other than the issuance date, the date upon which interest begins to accrue and, in some cases, the first interest payment date) identical to the notes offered hereby. These additional notes will be deemed to be part of the same series as the notes offered hereby and will provide the holders of these additional notes the right to vote together with holders of the notes offered hereby. Such additional notes will be issued with no more than de minimis original issue discount for U.S. federal income tax purposes or be part of a qualified reopening for U.S. federal income tax purposes.

Defeasance and Discharge	Subject to certain conditions and exceptions, we may legally release ourselves from any payment or other obligations on the notes, or be released from certain covenants, by depositing funds or obligations issued by the United States government in an amount sufficient to provide for the timely payment of principal, interest and other amounts due under the notes as described under “Description of Debt Securities We May Offer—Special Situations—Defeasance and Discharge” in the attached prospectus.

Sinking Fund	None.

Risk Factors	You should carefully consider all of the information in this prospectus supplement and the attached prospectus, which includes information incorporated by reference. In particular, you should evaluate the specific factors under “Risk Factors” of this prospectus supplement for risks related to an investment in the notes, in addition to the risk factors included in the 2024 Form 20-F.

Trustee, Security Registrar, Paying Agent and Calculation Agent	Deutsche Bank Trust Company Americas.

Listing	We do not intend to list the notes on any securities exchange or automated quotation system.

Governing Law	New York.

Use of Proceeds	The net proceeds of the offering, after deduction of underwriting discounts and commissions and expenses, amount to approximately $ .

We intend to use the net proceeds for general corporate purposes.

RISK FACTORS

We urge you to carefully review the risks described below, together with the risks described in the documents incorporated by reference into this prospectus supplement and the attached prospectus to the extent supplemented or superseded by the risks described below before you decide to purchase the notes. In particular, you should review the risks relating to our business included in our 2024 Form 20-F, incorporated by reference herein, and any similar disclosure in any subsequent report. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the notes offered by this prospectus supplement and the attached prospectus could decline, in which case you may lose all or part of your investment.

Risks relating to an investment in the notes

We may incur substantially more debt in the future.

We may incur substantial additional indebtedness in the future, including in connection with future acquisitions, some of which may be secured by our assets. The terms of the notes issuable hereunder and the indenture under which the notes are issued will not limit the amount of indebtedness we may incur. Any such incurrence of additional indebtedness could exacerbate the risks that holders of the notes currently face.

At any point in time there may or may not be an active trading market for our notes.

At any point in time there may or may not be an active trading market for our notes. We have not listed and do not intend to list the notes on any securities exchange or automated quotation system. In addition, underwriters, broker-dealers and agents that participate in the distribution of the notes may make a market in the notes as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities with respect to the notes may be discontinued at any time without notice. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Factors that could cause the notes to trade at a discount include, among others:

•	an increase in prevailing interest rates;

•	a decline in our credit worthiness;

•	the time remaining to the maturity;

•	a weakness in the market for similar securities; and

•	declining general economic conditions.

The Secured Overnight Financing Rate (“SOFR”) has a limited history.

The Federal Reserve Bank of New York started publishing SOFR in April 2018; therefore, it has a limited history. The future performance of SOFR cannot be predicted based on its limited historical performance. Levels of SOFR going forward may bear little or no relation to historical actual or historical indicative data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR may change in the future. While some pre-publication historical data have been released by the Federal Reserve Bank of New York, analysis of such data inherently involves assumptions, estimates and approximations.

The future performance of SOFR is impossible to predict and therefore no future performance of SOFR may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR and there can be no assurance that SOFR will be positive. Changes in the levels of SOFR may affect the return on the floating rate notes and the trading price of the floating rate notes.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as U.S. Dollar LIBOR. The volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repurchase agreement market. The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repurchase agreement market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will or will not continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to holders of the floating rate notes. In addition, although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the floating rate notes may fluctuate more than floating rate securities that are linked to less volatile rates.

The amount of interest payable on the floating rate notes is set only once per period based on Compounded SOFR, which rate may fluctuate substantially.

The amount of interest payable on the floating rate notes is determined by reference to Compounded SOFR. This floating rate may be volatile over time, which could result in holders of the floating rate notes experiencing a decline in their receipt of interest and also could cause a decline in the market price of the floating rate notes. We have no control over a number of factors that may affect market rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the markets generally and that are important in determining the existence, magnitude and longevity of market rate risk. Furthermore, you should note that historical levels, fluctuations and trends of Compounded SOFR are not necessarily indicative of future levels. Any historical upward or downward trend in Compounded SOFR is not an indication that Compounded SOFR is more or less likely to increase or decrease at any time during the life of the floating rate notes, and you should not take the historical levels of Compounded SOFR as an indication of its future performance. You should further note that, although the actual level of SOFR on a floating rate interest payment date or at other times during an interest period (as defined herein) may be higher than Compounded SOFR on the interest determination date (as defined herein) on which the interest rate is determined for such interest period, holders of the floating rate notes will not benefit from the level of SOFR except as it is a component of Compounded SOFR. As a result, changes in SOFR may not result in a comparable change in the market value of the floating rate notes.

Any failure of SOFR to maintain market acceptance could adversely affect the floating rate notes.

If SOFR does not maintain market acceptances as a widely used benchmark, the trading price of the floating rate notes may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for floating-rate debt securities linked to SOFR, such as the spread over the base rate reflected in interest rate provisions or the manner of compounding the base rate, may evolve over time, and trading prices of the floating rate notes may be lower than those of later-issued SOFR-based debt securities as a result. Holders of the floating rate notes may not be able to sell the floating rate notes at all or may not be able to sell the floating rate notes at prices that will provide them with a yield comparable to similar investments that might have developed greater market acceptance, and may consequently suffer from increased pricing volatility and market risk.

The interest rate on the floating rate notes is based on a Compounded SOFR rate and the SOFR Index, both of which have a limited history in the marketplace.

For each interest period with respect to the floating rate notes, the interest rate is based on Compounded SOFR, which is calculated using the SOFR Index published by the Federal Reserve Bank of New York according to the specific formula described under “Description of the Notes—Interest—Floating Rate Notes,” not the SOFR rate published on or in respect of a particular date during such floating rate notes interest period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on the floating rate notes during any floating rate notes interest period will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during a floating rate notes interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on the floating rate notes on the floating rate interest payment date for such floating rate notes interest period.

Compounded SOFR with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

The level of Compounded SOFR applicable to a particular interest period and, therefore, the amount of interest payable with respect to such interest period will be determined on the floating rate interest payment date (as defined herein) for such floating rate notes interest period. Because each such date is near the end of such interest period, holders of the floating rate notes will not know the amount of interest payable with respect to a particular interest period until shortly prior to the related floating rate interest payment date, and it may be difficult for holders of the floating rate notes to reliably estimate the amount of interest that will be payable on each such floating rate interest payment date. In addition, some holders of the floating rate notes may be unwilling or unable to trade the floating rate notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the floating rate notes.

The SOFR Index may be modified or discontinued and the floating rate notes may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of the floating rate notes.

The SOFR Index is published by the Federal Reserve Bank of New York based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. There can be no guarantee, particularly given its relatively limited history, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of holders of the floating rate notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the floating rate notes and the trading prices of the floating rate notes. In addition, the Federal Reserve Bank of New York may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that interest period has been determined.

If we or our designee determines that a Benchmark Transition Event (as defined herein) and its related Benchmark Replacement Date (as defined herein) have occurred in respect of the SOFR Index, then the interest rate on the floating rate notes will no longer be determined by reference to the SOFR Index, but instead will be determined by reference toa different rate, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under “Description of the Notes — Principal, Interest and Maturity — Floating Rate Notes.”

If a particular Benchmark Replacement (as defined herein) or Benchmark Replacement Adjustment (as defined herein) cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by(i) the Relevant Governmental Body (as defined herein), such as the ARRC, (ii) the International Swaps and Derivatives Association (“ISDA”) or (iii) in certain circumstances, we or our designee. In addition, the terms of the floating rate notes expressly authorize us or our designee to make Benchmark Replacement Conforming Changes (as defined herein) with respect to, among other things, changes to the definition of “interest period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the floating rate notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the floating rate notes in connection with a Benchmark Transition Event, could adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which holders of the floating rate notes can sell such floating rate notes.

In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which holders of the floating rate notes can sell such floating rate notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the floating rate notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iv) the secondary trading market for floating rate notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

The interest rate on the floating rate notes may be determined by reference to a Benchmark Replacement even if the then-current Benchmark continues to be published.

A Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative. The interest rate on the floating rate notes may therefore cease to be determined by reference to the Benchmark and instead be determined by reference to the Benchmark Replacement, even if the then-current Benchmark continues to be published. Such rate may be lower than the Benchmark for so long as the Benchmark continues to be published, and the value of and return on the floating rate notes may be adversely affected.

We or our designee will make certain determinations, decisions and elections that could affect the return on, value of and market for the floating rate notes.

We or our designee will make certain determinations with respect to the floating rate notes as further described under “Description of the Notes — Principal, Interest and Maturity — Floating Rate Notes.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to the floating rate notes in our or our designee’s sole discretion as further described under “Description of the Notes — Principal, Interest and Maturity — Floating Rate Notes.” Any determination, decision or election pursuant to the benchmark replacement provisions not made by our designee will be made by us. Any of these determinations may adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which holders can sell such floating rate notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the occurrence or nonoccurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes.

When performing such functions, potential conflicts of interest may exist between us or our designee and you. All determinations, decisions and elections by us or our designee will be conclusive for all purposes and binding on us and holders of the floating rate notes absent manifest error. Further, notwithstanding anything to the contrary in the documentation relating to the floating rate notes, all determinations, decisions and elections by us or our designee will become effective without consent from the holders of the applicable the floating rate notes or any other party. These potentially subjective determinations may adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which holders can sell such floating rate notes. For further information regarding these types of determinations, see “Description of the Notes — Principal, Interest and Maturity — Floating Rate Notes.”

Direct creditors of our subsidiaries will generally have superior claims to cash flows from those subsidiaries.

Sanofi receives cash flows from its subsidiaries which can be used to meet its payment obligations under the notes. Since the creditors of any of these subsidiaries generally have a right to receive payment that is superior to Sanofi’s right to receive payment from the assets of such subsidiary, holders of the notes will be effectively subordinated to creditors of the subsidiaries insofar as cash flows from those subsidiaries are relevant to meeting payment obligations under the notes. The terms and conditions of the notes and the indenture under which they are issued do not limit the amount of liabilities that subsidiaries of Sanofi may incur. As of September 30, 2025, our outstanding financial debt amounted to €19.9 billion, of which €19.6 billion represented the financial debt of Sanofi, as parent company, and €0.3 billion represented the financial debt of other Group entities. The latter corresponds to the financial debt of such other Group entities after applying the relevant consolidation percentage and eliminating intragroup financial debt. In addition, certain subsidiaries are or may become subject to statutory or contractual restrictions on their ability to pay dividends or otherwise distribute or lend cash to Sanofi which could also limit the amount of funds available to meet payment obligations under the notes.

Since the notes are unsecured, your right to receive payments will be effectively subordinated to the rights of any secured or preferred creditors.

The notes that we are offering will be unsecured. Although the indenture governing our notes contains a negative pledge that prohibits Sanofi S.A. from pledging assets and granting other security to secure certain types of bonds or similar debt instruments unless Sanofi S.A. makes a similar pledge (or otherwise provides security approved by the bondholders) to secure the notes offered pursuant to this prospectus supplement as described under “Description of Debt Securities We May Offer — Special Situations — Negative Pledge” of the attached prospectus and “Description of the Notes — Special Situations — Negative Pledge” of this prospectus, we and our principal subsidiaries are otherwise entitled to pledge our assets to secure debts. If we default on the notes, then, to the extent we have previously granted security over our assets to secure debts, and such secured debts are or become due and payable prior to such default on the notes being cured partially or fully by payment, the assets that secure those debts will then be used to satisfy the obligations under that secured debt before we can make payment on the notes. However, the opening of court-administered insolvency proceedings triggers a stay on enforcement with respect to pledges that secure claims incurred prior to the opening of such proceedings (subject to certain exceptions), but in the event of a sale of the assets within the context of judicial reorganization or judicial liquidation, secured creditors will benefit from priority rankings with respect to the distribution of proceeds resulting from such sale. Indeed, in the event of a judicial liquidation, the holders of notes will be paid after any creditors that have a priority status under French law (including secured creditors and creditors preferred by laws of mandatory application, such as, without limitation, tax authorities, social security authorities, workers, etc. ) and some creditors whose claims were incurred after the commencement of the insolvency proceedings, as discussed below. As a result, there may not be enough proceeds resulting from asset sales to make payments on the notes. If there are enough proceeds resulting from asset sales to satisfy the obligations subsisting as a result of secured debt then outstanding and obligations owing to preferred creditors and then outstanding, then the remaining amounts would be shared equally between all unsecured creditors (other than subordinated creditors), including holders of the notes, up to the aggregate amount of the debt owing to such unsecured creditors.

We are not restricted in our ability to dispose of our assets by the terms of the notes.

We are generally permitted to sell or otherwise dispose of any, or of substantially all, of our assets to another corporation or other entity under the terms of the notes. If we decide to dispose of a large amount of our assets, you will not be entitled to declare an acceleration of the maturity of the notes, and except in the case of the sale of substantially all of our assets as an entirety, or another similar transaction, as described in “Description of Debt Securities We May Offer — Special Situations — Mergers and Similar Events” of the attached prospectus, those assets will no longer be available to support our notes.

Our credit ratings may not reflect all risks of an investment in the notes.

The credit ratings ascribed to us and the notes are intended to reflect our ability to meet our payment obligations generally, and in respect of the notes. They may not reflect the potential impact of all risks related to structure and other factors on the value of the notes. In addition, actual or anticipated changes in our credit ratings may be expected to affect the market value of the notes. U.S. federal regulations applicable to ratings agencies may change and lead to changes in the manner in which the ratings agencies conduct their business.

In certain instances, it may be possible for the indenture governing the notes to be amended and for the compliance with certain covenants and for certain defaults thereunder to be waived with the consent of the holders of the notes voting together with the holders of other of our notes as a single class for this purpose.

Subject to certain exceptions, the indenture governing the notes may be amended by us and the trustee with the consent of the holders of notes issued under the indenture. With respect to the notes, the required consent can be obtained, at our option, from either (i) the holders of a majority in principal amount of a series of the notes issued under the indenture, or (ii) the holders of a majority in principal amount of the notes and all other series of debt securities, issued under the indenture or any other indenture of the Issuer providing for such aggregated voting and identified by us as affected by that amendment, with all of such holders treated as a single class for this purpose. In addition, subject to certain exceptions, with respect to the notes issued under the indenture, our compliance with certain restrictive provisions of the indenture or any past default under the indenture may be waived, at our option, by (x) the holders of a majority in principal amount of the notes, or (y) the holders of a majority in principal amount of the notes and all other series of debt securities, whether issued under the indenture or any other indenture of the Issuer providing for such aggregated voting and identified by the Company as affected by the waiver, with all of such holders treated as a single class for this purpose. Any such amendment or modification shall be conclusive and binding upon all holders and upon all future holders of such debt securities, whether or not notation of such consent is made upon such debt securities. As a result, it is possible in certain circumstances for the indenture to be amended and for compliance with certain covenants and for certain defaults thereunder to be waived with the consent of holders of less than a majority of the notes.

French insolvency law may supersede certain provisions of the indenture and the commencement of insolvency proceedings would have a material adverse effect on the notes.

As a French company, Sanofi S.A. could be subject to French insolvency law, including court-assisted pre-insolvency proceedings (ad hoc mandate (mandat ad hoc) or conciliation proceedings (procédure de conciliation)), court-administered insolvency proceedings under French law (such as safeguard proceedings (procédure de sauvegarde), accelerated safeguard proceedings (procédure de sauvegarde accélérée) and judicial reorganization or liquidation proceedings (redressement or liquidation judiciaire)). In general, French insolvency legislation favors the continuation of a business and protection of employment while addressing the payment of creditors, which could limit the ability of holders of notes to enforce their rights under the notes.

Under French insolvency law, the opening of court-administered insolvency proceedings triggers a stay on payments of claims incurred prior to the opening of such proceedings, subject to limited exceptions. One of the main features of these proceedings (excluding judicial liquidation proceedings) is that negotiations about any restructuring plan may be carried out within classes gathering together the affected parties, consisting of (i) the debtor’s creditors whose rights are being directly affected by the draft restructuring plan and (ii) equity holders where their rights are affected by the draft restructuring plan (such creditors and equity holders, collectively, the “Affected Parties”). For Sanofi S.A., the setting up of such classes would be mandatory.

If Sanofi S.A. were subject to any of such proceedings and classes of Affected Parties were established, all holders of debt securities issued by Sanofi S.A. (including holders of notes issued under the indenture) would be gathered into one or several classes, as the case may be, with other unsecured creditors of Sanofi S.A. Each class would be called to deliberate on a draft accelerated safeguard plan (projet de plan de sauvegarde accélérée), a draft safeguard plan (projet de plan de sauvegarde) or a draft judicial reorganization plan (projet de plan de redressement) with respect to Sanofi S.A. which:

•

would have to take into account any known subordination/intercreditor agreements entered into by the creditors prior to the opening of the proceedings (as the case may be) and could be subject to any deviation from the absolute priority rule as may be authorized by the court; and

•

would provide the terms and conditions of the debt restructuring (which could in particular provide for a rescheduling and/or a partial or full write-off of the amount due under the notes and/or debt-to-equity swaps and/or the sale of part of the business) in compliance with the creditors’ best—interest – test (critère du meilleur intérêt des créanciers).

Should the plan be approved by any class of Affected Parties by a majority vote, consisting of at least two-thirds of the voting rights expressed within that class, and provided certain requirements are met, the plan would be imposed upon the dissenting creditors of such class through a cram-down.

Should the plan be rejected by one or more such class(es), the competent French court may nevertheless adopt it and impose it upon the dissenting creditors and classes (through a cross-class cram down sanctioned by such court), provided certain requirements are met such as compliance with the absolute priority rule called under French law règle de la priorité absolue (subject, however, to the court’s possible authorization to deviate from the absolute priority rule).

However, if the debtor’s recovery is clearly impossible, the relevant court can order a sale of the business as a going concern or open or, as the case may be, convert the then outstanding proceedings into, judicial liquidation proceedings (liquidation judiciaire). Practically, it is highly unlikely that the holders of the notes, as unsecured creditors, could be repaid in full for their claims within those contexts.

Therefore, certain provisions of the indenture may not be enforced or enforceable by the trustee or holders of notes issued under this prospectus supplement and the attached prospectus in case of opening of court-assisted pre-insolvency proceedings or court-administered insolvency proceedings under French law regarding Sanofi S.A.

Moreover, the commencement of insolvency proceedings against Sanofi S.A. would have a material adverse effect on the market value of the notes. As a consequence, any decision(s) taken by a class of Affected Parties or the court could negatively and significantly impact the holders of notes and cause them to lose all or part of their investment, should they not be able to recover all or part of the amounts due to them by Sanofi S.A.

You may be unable to recover in civil proceedings for U.S. securities laws violations.

Sanofi is a limited liability company (société anonyme) organized under the laws of France and most of our officers and directors reside outside of the United States. In addition, a substantial portion of our assets is located in France. Accordingly, it may be difficult for investors to obtain jurisdiction over us, our non-U.S. resident officers and directors in courts in the United States, as well as to obtain evidence from any French citizen or any individual being resident in France or any director, officer, representative, agent or employee of a legal person, having its registered office or an establishment in a territory of France, in connection with those actions and enforce in France judgments obtained in such actions in U.S. courts against us or them. In addition, we cannot assure you that civil liabilities predicated upon the federal securities laws of the United States will be enforceable in France. See “Enforceability of Certain Civil Liabilities” in the attached prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents, short term debt, including current portion of long term debt and our capitalization as of September 30, 2025 (prepared on the basis of International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”)), as adjusted to reflect the issuance and sale of the notes after deducting underwriting discounts and commissions and estimated offering expenses.

	At September 30, 2025
	Actual	As adjusted(1)
	EUR in millions	EUR in millions
(A) Cash and cash equivalents(2)	8,906

(B) Short-term debt, and current portion of long-term debt(3)	8,202

(C) Long-term debt	11,700
(D) Equity attributable to non-controlling interests	270
(E) Equity attributable to equity holders of Sanofi	73,263

(F) Capitalization (C+D+E)	85,233

(1)

For the purposes of the amounts shown in this table, the aggregate principal amount of the notes issued pursuant to this prospectus supplement has been converted from U.S. dollars to euro using an exchange rate of €1.00 = U.S.$   , the European Central Bank rate on    , 2025, for a total amount of €    which, after deducting underwriting discounts and commissions and estimated offering expenses, amounts to €    .

(2)	None of the amounts in this table reflect significant transactions that have occurred since September 30, 2025.
(3)

Since September 30, 2025, Sanofi has issued U.S. commercial paper for a total amount of $1.0 billion and has repaid $2.1 billion of the issued U.S. commercial paper, resulting in a net decrease of $1.1 billion of Sanofi’s outstanding commercial paper.

USE OF PROCEEDS

The net proceeds of the offering, after deduction of underwriting discounts and commissions and expenses, amount to approximately $   .

We intend to use the net proceeds for general corporate purposes.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes supplements and, as applicable, supersedes the description of the general terms set forth in the attached prospectus under the heading “Description of Debt Securities We May Offer.” It is important for you to consider the information contained in this prospectus supplement and the attached prospectus before making your decision to invest in the notes. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the notes described in the attached prospectus, you should rely on the information contained in this prospectus supplement. If floating rate notes are specified in the pricing term sheet, the interest provisions will be specified therein. The below provisions apply to fixed rate notes only.

However, as indicated in the “Description of Debt Securities We May Offer,” the indenture to be entered into between us and Deutsche Bank Trust Company Americas will contain the full legal text governing the matters summarized in the referenced section “Description of Debt Securities We May Offer” of the attached prospectus and in this section, and such sections are subject to and qualified in their entirety by reference to all the provisions of the indenture. See the “Description of Debt Securities We May Offer” for more information.

General

We will offer the notes under an indenture between the Issuer and Deutsche Bank Trust Company Americas, as trustee, to be dated as of   , 2025 (the “Indenture”). The notes will be issued only in fully registered form without coupons in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. The notes will be unsecured and unsubordinated and therefore will rank equally with all of our other existing and future unsecured and unsubordinated debt.

The notes will be governed by and construed in accordance with the laws of the State of New York.

As used herein, “business day” means (i) in respect of any payment due on the Notes, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking or trust institutions in New York or London are authorized generally or obligated by law, regulation or executive order to close; and (ii) in respect of any other matter, including any other notice period, set forth herein or in the attached prospectus or in the Indenture, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking or trust institutions in New York or Paris are authorized generally or obligated by law, regulation or executive order to close.

Principal, Interest and Maturity

For the purposes of this section, the notes offered pursuant to this prospectus supplement are (i) the $   floating rate notes due 20   (the “20   floating rate notes”), (ii) the $   floating rate notes due 20   (the “20   floating rate notes” and, together with the 20   floating rate notes, the “Floating Rate Notes”), (iii) the $   % Notes due 20   (the “20   fixed rate notes”), (iv) the $   % Notes due 20   (the “20   fixed rate notes”), and (v) the $   % Notes due 20   (the “20   fixed rate notes” and, together with the 20   fixed rate notes and the 20   fixed rate notes, the “Fixed Rate Notes”). In this section, we refer to the Floating Rate Notes and the Fixed Rate Notes collectively as the “Notes.”

Fixed Rate Notes

The 20   fixed rate notes, 20   fixed rate notes and the 20   fixed rate notes will mature at par on   , 20   ,   , 20   and   , 20   , respectively.

The 20   fixed rate notes will bear interest from   , 2025, at a fixed rate of   % per annum. The 20   fixed rate notes will bear interest from   , 2025, at a fixed rate of   % per annum. The

20   fixed rate notes will bear interest from   , 2025, at a fixed rate of   % per annum. Interest on the Notes will be payable on   and   of each year (each, an “Interest Payment Date”), commencing on   , 2026, to the holders in whose name the Notes are registered at the close of business on   and   , as applicable (which are the regular record dates), immediately preceding the related Interest Payment Date.

We will pay interest on the Fixed Rate Notes on the Interest Payment Dates stated above and at maturity. Each payment of interest due on an Interest Payment Date or at maturity or redemption will include interest accrued from and including the last date to which interest has been paid or made available for payment, or from the issue date, if none has been paid or made available for payment, to but excluding the relevant payment date. We will compute interest on the Notes on the basis of a 360-day year of twelve 30-day months.

If any payment is due on the Fixed Rate Notes on a day that is not a business day, we will make the payment on the day that is the next business day. Payments postponed to the next business day in this situation will be treated under the Indenture as if they were made on the original due date. Postponements of this kind will not result in a default under the Fixed Rate Notes or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

Floating Rate Notes

The 20   Floating Rate Notes and the 20   Floating Rate Notes will mature at par on   , 20   and   , 20    , respectively.

The Floating Rate Notes will bear interest at a floating rate, reset quarterly on each Floating Rate Interest Payment Date (as defined below), equal to Compounded SOFR (as defined below), plus   %. In no event will the interest on the Floating Rate Notes be less than zero. Interest on the Floating Rate Notes will be payable quarterly in arrears on   ,   ,   and   of each year, beginning   , 2026, and at the maturity or redemption date (each a “Floating Rate Interest Payment Date”). With respect to the Floating Rate Notes, an “interest period” means the period from and including a Floating Rate Interest Payment Date (or, in the case of the initial interest period, from and including the settlement date of the Floating Rate Notes) to, but excluding, the immediately succeeding Floating Rate Interest Payment Date (such succeeding Floating Rate Interest Payment Date, the “Latter Floating Rate Interest Payment Date”); provided that, if a Floating Rate Interest Payment Date, other than the maturity date or the date of redemption or repayment, falls on a day that is not a business day, the Floating Rate Interest Payment will be postponed to the next day that is a business day and the Floating Rate Interest Payment Date will be such succeeding business day, and interest thereon will continue to accrue to but excluding such succeeding business day, except that if that business day is in the next succeeding calendar month, the Floating Rate Interest Payment Date will be the immediately preceding business day and interest shall accrue to but excluding such preceding business day; provided further that the final interest period for the Floating Rate Notes will be the period from and including the Floating Rate Interest Payment Date immediately preceding the maturity or redemption date, as applicable, of the Floating Rate Notes to, but excluding, the maturity date or redemption date, as applicable. If the maturity date of the Floating Rate Notes or date of redemption or repayment falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment will accrue during the period from and after such original maturity date or date of redemption or repayment. Payments postponed to the next business day described above, as applicable, will be treated under the Indenture as if they were made on the original due date, except for the continued accrual of interest and commencement of the following interest period as described above. Postponements of this kind, as applicable, will not result in a default under the Notes or the Indenture.

The interest rate for any interest period will be Compounded SOFR, as determined on the applicable date that is the second U.S. Government Securities Business Day (as defined below) immediately preceding the related Floating Rate Interest Payment Date or, in the case of redemption of the Floating Rate Notes, the date of redemption, as applicable (the “Interest Determination Date”), plus a margin of   %.

All payments of interest on the floating rate notes due on any Floating Rate Interest Payment Date will be made to the persons in whose names the floating rate notes are registered at the close of business on   ,   ,   and   , as applicable (which are the regular record dates), immediately preceding the related Floating Rate Interest Payment Date. However, interest that we pay on the maturity or redemption date, as applicable, will be payable to the person to whom the principal will be payable. Interest on the Floating Rate Notes will be calculated on the basis of a 360-day year and the actual number of calendar days in such interest period.

Deutsche Bank Trust Company Americas, or its successor appointed by us, will act as calculation agent. We may change the calculation agent with respect to the Floating Rate Notes at any time without notice to the holders of the Floating Rate Notes. The interest rate and amount of interest to be paid on the Floating Rate Notes for each interest period will be determined by the calculation agent. All determinations made by the calculation agent, in the absence of manifest error, will be conclusive for all purposes and binding on us and the holders of the Floating Rate Notes.

The amount of interest accrued and payable on the Floating Rate Notes for each interest period will be equal to the product of (i) the outstanding principal amount of the Floating Rate Notes multiplied by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360.

As used herein the following terms have the meanings assigned to them:

“Compounded SOFR” means, with respect to any interest period, the rate computed in accordance with the following formula set forth below (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or.0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or .0975398)):

where:

“SOFR IndexStart” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the first date of the relevant interest period (or, for the initial interest period, preceding the settlement date of the Floating Rate Notes);

“SOFR IndexEnd” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the latter floating rate interest payment date relating to such interest period (or in the final interest period, preceding the maturity or redemption date); and

“dc” is the actual number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (the actual number of calendar days in the applicable Observation Period).

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(i)

the SOFR Index value as published by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(ii)	if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Determination Time, then:

(a)

if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

(b)

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently athttp://www.newyorkfed.org, or any successor source.

“Observation Period” means, in respect of each interest period, the period from and including two U.S. Government Securities Business Days preceding the first date of such relevant interest period to but excluding two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date for such interest period.

“Secured Overnight Financing Rate” or “SOFR” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, if we or our designee determine on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “—Effect of a Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period on the Floating Rate Notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable margin (not to be less than zero).

SOFR and the SOFR Index

SOFR is published by the New York Federal Reserve and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The SOFR Index is published by the New York Federal Reserve and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.

The New York Federal Reserve notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the New York Federal Reserve may publish after the interest rate for that interest period has been determined.

SOFR Index Unavailable

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated interest determination date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the

Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.

Effect of a Benchmark Transition Event

If we or our designee determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by us or our designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(i)	will be conclusive and binding absent manifest error;

(ii)	if made by us, will be made in our sole discretion;

(iii)	if made by our designee, will be made after consultation with us, and such designee will not make any such determination, decision or election to which we object; and

(iv)

notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, shall become effective without consent from the holders of the Floating Rate Notes or any other party.

As used herein, the following terms have the meanings assigned to them:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us our designee as of the Benchmark Replacement Date:

(i)

the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(ii)	the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(iii)

the sum of (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and(b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(i)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(ii)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(iii)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

The Benchmark Replacement Adjustment shall not include the margin specified in this prospectus supplement, and such margin shall be applied to the Benchmark Replacement to determine the interest payable on the Floating Rate Notes

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other technical, administrative or operational matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(i)

in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(ii)	in the case of clause (iii) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(i)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(ii)

public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component),which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(iii)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative, that its methodology has materially changed or that the Benchmark has been or will be prohibited from being used or that its use has been or will be subject to restrictions or adverse consequences, either generally or in respect of the Floating Rate Notes.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of a Benchmark Transition Event with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“New York Federal Reserve” means the Federal Reserve Bank of New York.

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor website of the New York Federal Reserve or the website of any successor administrator of SOFR.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the New York Federal Reserve, or a committee officially endorsed or convened by the Federal Reserve Board and/or the New York Federal Reserve or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

If the Floating Rate Notes become due and payable as a result of the occurrence of an event of default, the final Interest Determination Date shall, notwithstanding the definition specified above, be deemed to be the date on which the Floating Rate Notes become due and payable and the interest rate on the Floating Rate Notes shall, for so long as the Floating Rate Notes remain outstanding, be the rate determined on such date and shall continue to accrue thereon as provided otherwise herein.

None of the trustee, the paying agent or the calculation agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index or any other Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any

Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. In connection with the foregoing, each of the trustee, the paying agent and the calculation agent shall be entitled to conclusively rely on any determinations made by us or our designee without independent investigation, and none will have any liability for actions taken at our direction in connection therewith.

None of the trustee, the paying agent or the calculation agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus supplement as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this prospectus supplement and reasonably required for the performance of such duties. In connection with any determination made hereunder, none of the trustee, the paying agent or the calculation agent shall be responsible or liable for our actions or omissions or for those of our designee, or for any failure or delay in the performance by us or our designee, nor shall any of the trustee, the paying agent or the calculation agent be under any obligation to oversee or monitor our performance or that of our designee.

Payment of Additional Amounts

With respect to the Notes offered hereby, the information under the heading “Description of Debt Securities We May Offer — Special Situations — Payment of Additional Amounts” in the attached prospectus is superseded by the following:

Payment of Additional Amounts

We will make payments on the Notes without withholding any taxes unless otherwise required to do so by French law. If the Republic of France or any jurisdiction through which we make payments on the Notes, or, in either case, any tax authority therein (each a “Relevant Jurisdiction”) requires us to withhold or deduct amounts from payment on a Note for or on account of taxes or any other governmental charges, subject to the exceptions described below, we will, to the fullest extent then permitted by law, be required to pay you additional amounts so that the net amount you receive will be the amount specified in the Note to which you would otherwise have been entitled. We will not have to pay additional amounts under any of the following circumstances:

•

The holder or beneficial owner of the Notes (or a third party holding on behalf of the holder or such beneficial owner) is subject to such tax or governmental charge by reason of having some connection to the Relevant Jurisdiction requiring such withholding or deduction, other than the mere holding or beneficial ownership of the Note.

•

Taxes that are imposed or levied by reason of the failure of such holder or beneficial owner to present (where presentation is required) its Note within 30 calendar days after we have made available to such holder or beneficial owner a payment under the Notes and the Indenture (excluding any additional amounts to which such holder or beneficial owner would have been entitled had its Notes been presented on any day within such 30 calendar day period).

•	The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

•	The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholding or deduction.

•	The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed to comply with our reasonable request:

•	to provide information about the nationality, residence or identity of the holder or beneficial owner; or

•

to make a declaration or satisfy any information requirements that the statutes, treaties, regulations or administrative practices of the Relevant Jurisdiction require as a precondition to exemption from all or part of such tax or governmental charge.

•

The withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its Notes to another paying agent or by receiving payments under such Notes in a bank account opened in a financial institution that is not located in any non-cooperative State or territory as set forth in the list, as amended from time to time, referred to in Article 238-0 A of the French General Tax Code (Code General des impôts).

•

The holder is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any Note, and the laws of the Republic of France require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such security (Section 1007).

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to the Issuer by merger is organized or if we otherwise change the jurisdiction in which the Issuer is organized or resident for tax purposes, except that the name of the jurisdiction of the successor, or our new jurisdiction of organization or residency for tax purposes, will be substituted for the Republic of France.

Redemption

As explained below, we may redeem the Notes before they mature in the circumstances and at the prices described below, including if certain tax-related events occur. This means we may repay them early. You have no right to require us to redeem the Notes. Notes will stop bearing interest on the applicable redemption date, even if you do not collect your money.

Optional Redemption

The floating rates notes are not redeemable prior to maturity, other than as set forth in “ — Tax Redemption” below.

Unless otherwise specified in the pricing term sheet, the below provisions on optional redemption will apply to the Fixed Rate Notes.

Prior to   , 20    , in the case of the 20   Fixed Rate Notes and   , 20   , in the case of the 20   Fixed Rate Notes (each a “Par Call Date”) the Issuer may redeem the relevant series of Fixed Rate Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon discounted to the redemption date (assuming the relevant Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (i)   % (or   basis points), in the case of the 20   Fixed Rate Notes; and (ii)   % (or   basis points), in the case of the 20   Fixed Rate Notes; less (b) unpaid interest, if any, accrued thereon to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date (but not including the redemption date).

On or after the applicable Par Call Date, the Issuer may redeem the relevant series of Fixed Rate Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the relevant Fixed Rate Notes being redeemed plus accrued and unpaid interest thereon to the relevant redemption date.

The Issuer may redeem the 20   Fixed Rate Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus   basis points less (b) unpaid interest, if any, accrued thereon to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date (but not including the redemption date).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date or, in the case of the 20 Fixed Rate Notes, the maturity date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date or, in the case of the 20 Fixed Rate Notes, the maturity date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date or, in the case of the 20    Fixed Rate Notes, the maturity date, as applicable. If there is no United States Treasury security maturing on the Par Call Date or, in the case of the 20    Fixed Rate Notes, the maturity date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date or, in the case of the 20    Fixed Rate Notes, the maturity date, one with a maturity date preceding such date and one with a maturity date following such date, the Issuer shall select the United States Treasury security with a maturity date preceding such date. If there are two or more United States Treasury securities maturing on the Par Call Date or, in the case of the 20    Fixed Rate Notes, the maturity date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date for such redemption (assuming, for this purpose, that the Notes matured on   , 20   for the 20   fixed rate notes, on   , 20   for the 20   fixed rate notes and on   , 20   for the 20   fixed rate notes).

The notice of redemption will state any conditions applicable to a redemption and the amount of Notes to be redeemed. If less than all the Notes are to be redeemed, the Notes to be redeemed will be selected on a pro rata basis or, as long as the Notes are in the form of global securities, in accordance with DTC’s procedures.

The Issuer’s and any of its designees’ (including the Trustee acting in its capacity of Calculation Agent) actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the procedures of the Trustee acting in its capacity of Security Registrar) at least 10 days but not more than 60 days before the redemption date to each registered holder as of the applicable record date of the Notes of the applicable series to be redeemed by the Issuer or by the Trustee on its behalf.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC, Euroclear or Clearstream (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or the portions thereof called for redemption.

Tax Redemption

We may redeem the Notes as described under “Description of Debt Securities We May Offer — Special Situations — Optional Tax Redemption” in the attached prospectus.

Covenants

Holders of the Notes will benefit from certain covenants contained in the Indenture and affecting our ability to incur liens and merge with other entities. You should read the information under the heading “Description of Debt Securities We May Offer — Special Situations — Negative Pledge” and “Description of Debt Securities We May Offer — Special Situations — Mergers and Similar Events” in the attached prospectus.

Special Situations

Negative Pledge

With respect to the Notes offered hereby, the information in the second paragraph under the heading “Description of Debt Securities We May Offer — Special Situations — Negative Pledge” in the attached prospectus is hereby replaced by the following:

For the purpose of this covenant, “Relevant Indebtedness” means any indebtedness for borrowed money, whether present or future (including, without limitation, any contingent obligation, any surety or other obligation), which is for, or in respect of, or represented by any bonds, debentures, or other form of debt securities capable of being listed, quoted or ordinarily dealt in on any stock exchange, over-the-counter market or securities market.

Events of Default

Holders of the Notes will have specific rights if an event of default occurs. You should read the information under the heading “Description of Debt Securities We May Offer — Default and Related Matters — Events of Default” in the attached prospectus.

With respect to the Notes offered hereby, the information in the fourth bullet under the heading “Description of Debt Securities We May Offer — Default and Related Matters — Events of Default” in the attached prospectus is hereby replaced by the following (and the Indenture relating to the Notes contains such information as well):

“(A) any borrowed money of the Company or of any Principal Subsidiary becomes due and repayable prematurely by reason of a default in relation thereto and is not repaid prior to expiry of any applicable grace period or (B) any such borrowed money is not paid at maturity as extended by any applicable grace period or (C) any guarantee or indemnity in respect of any borrowed money of a third party given by the Company or any Principal Subsidiary is not honored when due, following a demand for payment made under such guarantee or indemnity where such demand is necessary, taking into account any applicable grace period, unless in the case of (C) hereof it has been disputed in good faith that such guaranteed or indemnified third party borrowed money is due or payable or that such guarantee or indemnity is callable or that such demand for payment is valid and such dispute has been submitted to a competent court, in which case such event shall not constitute an event of default hereunder, so long as the dispute shall not have been finally adjudicated and provided that in the case of (A), (B) or (C) hereof, such borrowed money of the Company or such Principal Subsidiary, or the amount of the failure to pay by the Company or the relevant Principal Subsidiary under such guarantee or indemnity given in respect of such third party borrowed money, is in an aggregate nominal amount of at least €350,000,000 (or its equivalent in any other currency), unless in any such event the amount due is not paid due to circumstances affecting the making or clearing of the payment which are outside the control of the Company or the Principal Subsidiary, as the case may be, in which case such event shall not constitute an Event of Default so long as such circumstances continue in existence;”

For the purpose of the foregoing, “Principal Subsidiary” means at any relevant time any Subsidiary the accounts of which are consolidated with those of the Issuer and which, together with its own Subsidiaries, accounts for at least 15 percent of the net consolidated annual sales of the Issuer as disclosed from time to time in its latest publicly issued consolidated annual financial statements.

For the purpose of the foregoing, “Subsidiary” means, in relation to any person or entity at any time, any other person or entity (whether or not now existing) meeting the definition of Article L. 233-1 of the French Commercial Code or any other person or entity controlled directly or indirectly by such person or entity within the meaning of Article L. 233-3 of the French Commercial Code. These articles:

•	define a subsidiary as an entity for which a majority of the share capital is owned by another entity (Article L. 233-1 of the French Commercial Code); and

•

provide a list of the circumstances under which an entity is considered to control another ((i) direct or indirect holding of majority voting rights of an entity; (ii) majority voting rights of an entity by virtue of an agreement with other shareholders that is not contrary to the interests of the entity; (iii) the ability, given voting rights, to determine whether resolutions are adopted at general shareholder meetings of an entity; (iv) shareholding combined with the ability to appoint or to revoke the majority of the members of the board of directors, the supervisory board or other administrative body of the entity. An entity is also deemed to exert control over another entity if it directly or indirectly holds more than 40% of the voting rights of the other entity and no other shareholder holds a greater shareholding. In addition, two or more entities acting in concert are considered as jointly controlling another when they are able to determine whether resolutions are adopted at general shareholder meetings of another entity) (Article L. 233-3 of the French Commercial Code).

For further information, see “Description of Debt Securities We May Offer — Default and Related Matters — Events of Default” in the attached prospectus.

Further Issuances

We reserve the right, from time to time, without giving notice to or seeking the consent of the holders of the Notes, to issue additional notes on terms and conditions identical to those of the Notes (other than the issuance date, the date upon which interest begins to accrue and, in some cases, the first interest payment date), which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes. Any such additional notes will be issued with no more than de minimis original issue discount for U.S. federal income tax purposes or be part of a qualified reopening for U.S. federal income tax purposes. We may also issue other securities under the Indenture that have different terms from the Notes.

Form of Notes, Clearance and Settlement

The Notes will be issued as one or more global securities. You should read “Legal Ownership — Global Securities” in the attached prospectus for more information about global securities. We will not issue physical certificates representing the Notes except in the limited circumstances we explain under “Legal Ownership — Global Securities — Special Situations in Which a Global Security is Exchangeable for Physical Certificates” in the attached prospectus.

The Notes will be issued in the form of global securities deposited in DTC and registered in the name of Cede & Co., as the nominee of DTC. Beneficial interests in the Notes may be held through DTC, Clearstream, Luxembourg or Euroclear. For more information about global securities held by DTC through DTC, Clearstream, Luxembourg or Euroclear, you should read “Clearance and Settlement” in the attached prospectus.

It is expected that delivery of the Notes will be made against payment for them on or about   , 2025.

The Notes have been accepted for clearance through the DTC, Euroclear and Clearstream systems with the following codes: (i) for the 20   floating rate notes, CUSIP   and ISIN   , (ii) for the 20    floating rate notes, CUSIP   and ISIN   , (iii) for the 20   fixed rate notes, CUSIP   and ISIN   , (iv) for the 20   fixed rate notes, CUSIP and ISIN   , and (v) for the 20   fixed rate notes, CUSIP   and ISIN   .

Notices

As long as Notes in global form are outstanding, notices to be given to holders of the Notes will be given to DTC for transmission to direct holders only, in accordance with its applicable procedures from time to time.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Series

For purposes of giving consents or other matters in respect of which holders of our Notes can vote or otherwise take action, each of the 20   floating rate notes, the 20   floating rate notes, 20   fixed rate notes, the 20   fixed rate notes and the 20   fixed rate notes will be considered a separate series. See “Description of Debt Securities We May Offer — Special Situations — Modification and Waiver” and “Description of Debt Securities We May Offer — Default and Related Matters — Events of Default” in the attached prospectus.

Trustee, Security Registrar, Paying Agent and Calculation Agent

The trustee, security registrar, paying agent and calculation agent under our Indenture is Deutsche Bank Trust Company Americas. See “Description of Debt Securities We May Offer — Regarding the Trustee” and “Description of Debt Securities We May Offer — Default and Related Matters” in the attached prospectus for a description of the trustee’s procedures and remedies available in the event of default.

Sanofi U.S. Services Inc. and Authorized Agent Change of Address

The address of Sanofi U.S. Services Inc. and therefore of the Authorized Agent, to be used, from now on is: 100 Morris Street, Morristown, New Jersey, 07960, U.S.A.

TAXATION

The following description of tax considerations supersedes in its entirety the description under the heading “Taxation of Debt Securities” in the attached prospectus.

French Taxation

The following generally summarizes the material French tax consequences of purchasing, owning and disposing of the notes described in this prospectus supplement. The statements related to French tax laws set forth below are based on the laws in force as of the date hereof, and are subject to any changes in applicable laws and tax treaties after such date.

This discussion applies to notes that are in the form of “obligations” under French law for purposes of taxation which are held by holders that (i) are not shareholders of the Issuer, (ii) are not related parties to the relevant issuer of the debt securities within the meaning of Article 39,12 of the French General Tax Code and (iii) do not hold debt securities in connection with a business or profession conducted in France or a permanent establishment or a fixed base in France.

This discussion is intended only as a descriptive summary and does not purport to be a complete analysis or listing of all potential effects of the purchase, ownership or disposition of the notes described in this prospectus.

The following summary does not address the treatment of the notes that are held by a holder who: (i) is a resident of France for the purposes of French taxation, (ii) is a shareholder of the Issuer, or (iii) carries on business or performs personal services in France, in connection with a permanent establishment or fixed base.

Investors should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of the notes in the light of their particular circumstances.

The following discussion does not address the French tax consequences applicable to notes held in trusts, which may be subject to specific rules.

Taxation of Income

Interest and Other Revenues (including reimbursement premium) from the Notes

French Taxation. Payments of interest and other revenues made by the Issuer with respect to the notes will not be subject to the withholding tax set out under Article 125 A III of the French General Tax Code unless such payments are made outside France in a non-cooperative State or territory (État ou territoire non coopératif) within the meaning of Article 238-0 A of the French General Tax Code (a “Non-Cooperative State”), with the exception of the States and territories that have been added on such list based on the criterion other than the one of the offshore arrangements and that are mentioned in paragraph 2 bis-2 of Article 238-0 A of the French General Tax Code. Irrespective of the tax residence of the holder of the notes, a 75% withholding tax will be applicable (subject to certain exceptions and to the more favorable provisions of any applicable double tax treaty) pursuant to Article 125 A III of the French General Tax Code with respect to such payments under the notes made in a Non-Cooperative State other than that are mentioned in paragraph 2 bis-2 of Article 238-0 A of the French General Tax Code. Pursuant to the official tax guidelines issued by the French tax authorities (BOI-INT-DG-20-50-30-20220614, §110), such payments under the notes would be deemed to be made in a Non-Cooperative State if (i) made to a bank account opened in a financial institution located in a Non-Cooperative State if such payments are made by way of a bank transfer (inscription en compte) or (ii) paid or accrued to persons established or domiciled in such Non-Cooperative State if such payments are made in cash, by check or by any other means.

Pursuant to a ministerial decree (arrêté) dated April 18, 2025 the list of Non-Cooperative States referred to in Article 238-0 A of the French General Tax Code comprises the following States: American Samoa, Anguilla,

Antigua and Barbuda, Fiji, Guam, Palau, Panama, Russia, Samoa, Trinidad and Tobago, Turks and Caicos Islands, the U.S. Virgin Islands, and Vanuatu. The list of Non-Cooperative States may be updated at any time and at least once a year. The provisions of the French General Tax Code referring to Article 238-0 A of the French General Tax Code shall apply to States or territories added on this list as from the first day of the third month following the publication of the ministerial decree. It includes the jurisdictions that are included in EU list of non-cooperative jurisdictions for tax purposes adopted by the Council of the European Union on December 5, 2017, as amended from time to time.

Furthermore, according to Article 238 A of the French General Tax Code, interest and other revenues on such notes paid on a bank account opened in a financial institution located in a Non-Cooperative State or paid or accrued to persons established or domiciled in a Non-Cooperative State may no longer be deductible from the Issuer’s taxable income.

Under certain conditions, any such non-deductible interest and other revenues may be recharacterized as deemed distributed income pursuant to Article 109 and seq. of the French General Tax Code, in which case such non-deductible interest and other revenues may be subject to the withholding tax set out under Article 119 bis 2 of the French General Tax Code, at a rate of (i) 12.8% for payments whose beneficial owners are individuals who are not fiscally domiciled in France, (ii) 25% for payments whose beneficial owners are legal persons which are not fiscally domiciled in France as regards fiscal years opened on or after January 1, 2022, or (iii) 75% for payments made in a Non-Cooperative State, subject to more favorable provisions of any applicable double tax treaty.

Notwithstanding the foregoing, neither (i) the 75% withholding tax provided by Article 125 A III of the French General Tax Code, nor (ii) the non-deductibility of interest and other revenues (to the extent the relevant interest and other revenues relate to genuine transactions and are not in an abnormal or exaggerated amount), and the withholding tax set out under Article 119 bis 2 of the French General Tax Code that may subsequently be levied as a result of such non deductibility, will apply in respect of a particular issue of notes if the Issuer can prove that the principal purpose and effect of such issue was not to allow the payments of interest or other revenues to be made in a Non-Cooperative State (the “Exemption”). Pursuant to the official tax guidelines issued by the French tax authorities (BOI-IR-DOMIC-10-20-20-60-20191220; BOI-INT-DG-20-50-20210224; BOI-INT-DG-20-50-20-20230606 §290, BOI-INT-DG-20-50-30-20220614 §150) (the “BOFIP”), an issue of debt securities will be deemed not to have such a purpose and effect, and accordingly will be able to benefit from the Exemption if such debt securities are:

(i)

offered by means of a public offering within the meaning of Article L.411-1 of the French Monetary and Financial Code, or pursuant to an equivalent offer in a State other than a Non-Cooperative State. For this purpose, an “equivalent offer” means any offer requiring the registration or submission of an offer document by or with a foreign securities market authority; or

(ii)

admitted to trading on a regulated market or on a French or foreign multilateral securities trading system provided that such market or system is not located in a Non-Cooperative State, and the operation of such market is carried out by a market operator or an investment services provider, or by such other similar foreign entity, provided further that such market operator, investment services provider or entity is not located in a Non-Cooperative State; or

(iii)

admitted, at the time of their issue, to the operations of a central depository, or to those of a settlement and delivery systems operator for financial instruments within the meaning of Article L. 561-2 of the French Monetary and Financial Code, or of one or more similar foreign depositories or systems operators, provided that such depository or systems operator is not located in a Non-Cooperative State.

Since the notes will be cleared through a qualifying clearing system at the time of their issue, the notes (i) will fall under the Exemption and consequently payments of interest and other revenues made by the Issuer under the notes will not be subject to the withholding tax set out under Article 125 A III of the French General

Tax Code and (ii) to the extent that the relevant interest and other revenues relate to genuine transactions and are not in an abnormal or exaggerated amount, will not be subject to the non-deductibility rule set out under Article 238 A of the French General Tax Code or to the withholding tax set out under Article 119 bis 2 of the French General Tax Code solely on account of such amounts being paid to a bank account opened in a financial institution located in a Non-Cooperative State or accrued or paid to persons established or domiciled in a Non-Cooperative State.

Additional Amounts. If the French tax laws or regulations applicable to us (or to any of our successors) change and payments in respect of the notes become subject to withholding or deduction, we may be required to pay you additional amounts to offset such withholding except as provided in “Description of the Notes — Special Situations — Payment of Additional Amounts”, including under “ — Optional Tax Redemption” in the attached prospectus.

Capital Gains

Non-French tax resident holders of notes who do not hold the notes in connection with a business or profession conducted in France generally will not be subject to any French income tax or capital gains tax on the sale or disposal of notes. Transfers of the notes made outside of France will not be subject to any stamp duty or other transfer taxes imposed in France.

Estate and Gift Taxes and Transfer Taxes

In general, a transfer of notes by gift or by reason of death of a U.S. holder that would otherwise be subject to French gift or inheritance tax, respectively, will not be subject to such French tax by reason of the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Estates, Inheritances and Gifts, dated November 24, 1978, unless the donor or the transferor is domiciled in France at the time of making the gift or at the time of his or her death, or the notes were used in, or held for use in, the conduct of a business through a permanent establishment or a fixed base in France.

Pursuant to Article 235 ter ZD of the French General Tax Code, purchases of equity securities, within the meaning of Article L.212-1 A of the French Monetary and Financial Code, of a French company listed on a regulated market of the EU or on a foreign regulated market formally acknowledged by the French Autorité des Marchés Financiers are currently subject to a 0.4% French tax on financial transactions (the “FTFT”) provided that Sanofi’s market capitalization exceeds €1 billion as of December 1 of the year preceding the taxation year. A list of companies whose market capitalization exceeds €1 billion as of December 1 of the year preceding the taxation year, within the meaning of Article 235 ter ZD of the French General Tax Code, is published annually by the French tax authorities in their official guidelines. Transfer of the notes should remain outside the scope of the FTFT as notes do not qualify as equity securities within the meaning of Article L.212-1 A of the French Monetary and Financial Code.

Wealth Tax

The French wealth tax (impôt de solidarité sur la fortune) has been replaced with a French real estate wealth tax (impôt sur la fortune immobilière). French real estate wealth tax applies only to individuals and does not generally apply to the Securities if the holder is a US resident, as defined pursuant to the provisions of the Treaty, provided that the individual does not own directly or indirectly a shareholding exceeding 10% of the financial rights and voting rights.

United States Taxation

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you acquire the notes in this offering for cash at their “issue price” (i.e., the first price at which a substantial amount of the notes is sold for cash, excluding sales to bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers) and are a U.S. holder. For this purpose, you will be a U.S. holder if you are a beneficial owner of notes and are an individual who is a citizen or resident of the United States, an entity treated as a corporation for U.S. federal income tax purposes that is organized under the laws of the United States, any state thereof, or the District of Columbia, an estate whose income is subject to U.S. federal income tax regardless of its source, a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the notes. This summary deals only with U.S. holders that hold notes as capital assets (generally, properly held for investment). It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, a holder that uses mark-to-market treatment, a person that will hold notes as a hedge against currency risk or as a position in a “straddle” or conversion of other integrated transaction, a tax-exempt organization, partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes (or investors thereof), a person liable for the alternative minimum tax, a person subject to special rules for accrual basis taxpayers under Section 451(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or a person whose “functional currency” is not the U.S. dollar.

This discussion is based on the Code, its legislative history, existing and proposed U.S. Treasury Regulations, U.S. Internal Revenue Service (the “IRS”) administrative pronouncements and judicial decisions, all as available and in effect on the date hereof and all of which may change. Any change could apply retroactively and could affect the continued validity of this summary. This summary assumes that the securities will be characterized as debt rather than equity for U.S. federal income tax purposes and that U.S. holders will treat the securities as such. In addition, this summary does not address all aspects of U.S. federal income taxes nor does it address all tax considerations that may be relevant to a U.S. holder in light of such holder’s personal circumstances (including estate and gift tax considerations or state, local or other non-U.S. tax considerations).

If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the status and activities of the partnership. A partner in a partnership holding the notes should consult its own tax advisor with regard to the U.S. federal income tax treatment of an investment in the notes.

You should consult your own tax advisor with respect to the U.S. federal income tax consequences of acquiring, holding and disposing of notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws, including the income tax treaty between France and the United States.

Certain Contingencies

In certain circumstances, we may be required to pay amounts in excess of the principal and stated interest payable on the notes (see “Description of the Notes—Payment of Additional Amounts” in this prospectus supplement). It is possible that the potential for such excess payments could implicate the provisions of U.S. Treasury Regulations relating to “contingent payment debt instruments”. If any of the notes were characterized as contingent payment debt instruments, a holder might, among other things, be required to accrue interest income in different amounts and at different times than the stated interest on such notes and to treat any gain recognized on the sale or other disposition of such notes as ordinary income rather than as capital gain.

Pursuant to the applicable U.S. Treasury Regulations, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies (determined as of its issue date) are ignored. We believe that the possibility of the payment of such additional amounts is remote and/or incidental. Accordingly, we do not intend to treat the notes as contingent payment debt instruments. Our determination is binding on a holder unless such holder discloses its contrary position in the manner required by applicable U.S. Treasury Regulations. Our determination, however, is not binding on the IRS, and the IRS could challenge this determination.

The remainder of this disclosure assumes that the notes are not treated as contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the possible application of the special rules related to contingent payment debt instruments.

Payments or Accruals of Interest

Stated interest on a note (as well as any additional amounts paid in respect of taxes and without reduction for any amounts withheld) will be taxable to you as ordinary interest income, and not as capital gain, at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting for U.S. federal income tax purposes). This treatment should apply to both the fixed rate notes and the floating rate notes because the latter should qualify as “variable rate debt instruments” for U.S. federal income tax purposes.

In addition, if any note is issued for an amount less than the principal amount and the difference is at least a statutorily defined de minimis amount (specifically, the de minimis amount is 0.25% of the principal amount of such note multiplied by the number of complete years to maturity for such note), you will be required to include the difference in income under the original issue discount rules (which generally require accruing that discount on a constant yield basis). It is anticipated, and this discussion assumes, that the notes will be issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes.

In the event that non-U.S. withholding taxes are imposed on interest payments on the notes, subject to applicable limitations and the Final FTC Treasury Regulations (as defined below), you generally may claim the amount of any such withholding taxes as a foreign tax credit (or deduction in lieu of such credit). Certain U.S. Treasury Regulations addressing foreign tax credits (the “Final FTC Treasury Regulations”) impose additional requirements for foreign taxes to be eligible for a foreign tax credit if the relevant taxpayer does not elect to apply the benefits of an applicable income tax treaty, and there can be no assurance that those requirements will be satisfied. Recent notices from the IRS provide temporary relief by allowing taxpayers that comply with applicable requirements to apply many aspects of the foreign tax credit regulations as they previously existed (before the release of the current Final FTC Treasury Regulations) for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). The calculation of foreign tax credits involves the application of complex rules that depend on a U.S. holder’s particular circumstances. You should consult your own tax advisor with regard to the availability of a foreign tax credit with respect to any withholding tax.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a note generally will equal the cost of the note to you.

When you sell or exchange a note, or if a note that you hold is retired or otherwise disposed of, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under “—Payments or Accruals of Interest” to the extent not previously included in income) and your tax basis in the note. The gain or loss that you recognize on the sale, exchange or retirement of a note generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a note will be long-term capital gain or loss if you have held the note for more than one year on the date of disposition. Under current law, net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at the preferable tax rates applicable to long-term capital gains, rather than the maximum rate applicable to net short-term capital gain or ordinary income. The ability of individual U.S. holders to offset capital losses against ordinary income is limited.

Impact of Consolidation, Merger and Sale of Assets

If we engage in the activities described under “Description of Debt Securities—Special Situations—Consolidation, Merger and Sale of Assets” in the attached prospectus, a U.S. holder could be treated for U.S. federal income tax purposes as having constructively exchanged its notes for new notes in a taxable transaction, resulting in realization of gain or loss. You should consult your tax advisor with regard to whether our engaging in such activities results in a constructive exchange and, if so, the U.S. federal income tax consequences of such constructive exchange and of holding the new notes you would be deemed to receive.

Medicare Tax

Certain U.S. holders who are individuals, estates or trusts are required to pay a Medicare tax of 3.8% (in addition to taxes they would otherwise be subject to) on their “net investment income” which include, among other things, interest on and capital gains from the sale or other disposition of notes.

Foreign Asset Reporting

If you are an individual (and, to the extent provided in future regulations, an entity), you may be subject to reporting obligations with respect to your notes if the aggregate value of these and certain other “specified foreign financial assets” exceeds a certain threshold. If required, this disclosure is made by filing Form 8938 with the IRS. Significant penalties can apply if you are required to make this disclosure and fail to do so. In addition, you should consider your possible obligation to file online a FinCEN Form 114—Foreign Bank and Financial Accounts Report as a result of holding notes. The application of these reporting requirements is not entirely clear. You are thus encouraged to consult your U.S. tax advisor with respect to these and any other reporting requirement that may apply to your acquisition of notes.

Information Reporting and Backup Withholding

Information returns must be filed with the IRS in connection with payments of interest on the notes made to certain United States persons. If you are a United States person, you generally will not be subject to U.S. backup withholding tax on such payments if you provide your U.S. taxpayer identification number and certify that you are not subject to backup withholding in the manner required. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the notes.

If you are not a United States person, you may have to comply with certification procedures to establish that you are not a United States person in order to avoid information reporting and backup withholding tax.

THE FOREGOING DISCUSSION DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR U.S. HOLDER IN LIGHT OF ITS INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO CERTAIN TYPES OF U.S. HOLDERS SUBJECT TO SPECIAL TREATMENT UNDER THE U.S. FEDERAL INCOME TAX LAWS, NOR DOES SUCH DISCUSSION ADDRESS ANY ASPECTS OF STATE, LOCAL, OR NON-U.S. TAX LAWS OR OF ANY U.S. FEDERAL TAX LAWS OTHER THAN THE INCOME TAX LAWS. ACCORDINGLY, PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE

PARTICULAR TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF NOTES, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND POSSIBLE FUTURE CHANGES IN SUCH TAX LAWS.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement (the “Underwriting Agreement”), each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the respective principal amount of the notes set forth opposite the underwriter’s name:

Underwriters	Aggregate principal amount of 20 floating rate notes	Aggregate principal amount of 20 floating rate notes	Aggregate principal amount of 20 fixed rate notes	Aggregate principal amount of 20 fixed rate notes	Aggregate principal amount of 20 fixed rate notes
Barclays Capital Inc.	$	$	$	$	$
BNP Paribas Securities Corp.	$	$	$	$	$
BofA Securities, Inc.	$	$	$	$	$
J.P. Morgan Securities LLC	$	$	$	$	$
Morgan Stanley & Co. LLC	$	$	$	$	$
MUFG Securities Americas Inc.	$	$	$	$	$
Natixis Securities Americas LLC	$	$	$	$	$

Total	$	$	$	$	$

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to certain conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers and to reject orders in whole or in part.

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer notes to certain dealers at such price less a concession not in excess of   % of the principal amount of the 20   floating rate notes,   % of the principal amount of the 20   floating rate notes,   % of the principal amount of the 20   fixed rate notes,   % of the principal amount of the 20   fixed rate notes and   % of the principal amount of the 20   fixed rate notes. The underwriters may allow, and the dealers may reallow, a discount on the notes to other dealers not in excess of   % of the principal amount of the 20   floating rate notes,   % of the principal amount of the 20   floating rate notes,   % of the principal amount of the 20   fixed rate notes,   % of the principal amount of the 20   fixed rate notes and   % of the principal amount of the 20   fixed rate notes. After the initial offering, the underwriters may change the public offering price, concession or any other term of the offering.

We estimate that our total expenses (which consist of, among other fees, SEC registration fees, legal fees and expenses, accounting fees and expenses and printing expenses) for this offering will be approximately $   .

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing purchases. Short sales involve sales by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the prices of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales, stabilizing purchases, as well as other purchases by the underwriters’ for their own accounts, may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist on the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Settlement and Delivery

It is expected that delivery of the notes will be made against payment on   , 2025 (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior their date of delivery hereunder should consult their advisors.

Other Relationships

The underwriters and their affiliates have provided from time to time, and expect to provide in the future, investment and commercial banking and financial advisory services (including entering into swap arrangements) to Sanofi and its affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. To the extent that the underwriters or their affiliates have a lending relationship with us, certain of the underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State, the underwriters have each represented, warranted and agreed that they and each of their affiliates and any other person acting on their behalf have not made and will not make an offer to the public of any notes in that Member State, except that they may make an offer to the public in that Member State: (i) at any time to any legal entity which is a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); (ii) at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation) subject to obtaining the prior consent of the representatives for any such offer; or (iii) at any time in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of notes referred to in (i) to (iii) above shall require us or the underwriters to publish a prospectus pursuant to article 3 of the Prospectus Regulation or supplement a prospectus pursuant to article 23 of the Prospectus Regulation.

Each underwriter has represented, warranted and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “EU MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of EU MiFID II. Consequently, no key information document required by Regulation (EU) 1286/2014 (as amended the “EU PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors (as defined above) in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any such retail investor in the EEA may be unlawful under the EU PRIIPs Regulation. Any person making or intending to make any offer of notes within the EEA should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters which constitute the final offering of notes contemplated in this prospectus supplement.

For the purposes of the preceding provision, and the representation below, the expression an “offer to the public” in relation to any notes in any Member State means the communication to persons in any form and by any means, presenting sufficient information on the terms of the offer and any notes to be offered, so as to enable an investor to decide to purchase or subscribe to the notes. This definition also applies to the placing of the Securities through financial intermediaries.

Each person in a Member State who receives any communication in respect of, or who acquires any notes under, the offer of notes contemplated by this prospectus supplement will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

a)	it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(e) of the Prospectus Regulation; and

b)

in the case of any notes acquired by it as a financial intermediary, as that term is used in Article 5(1) of the Prospectus Regulation, (i) the notes acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than “qualified investors” (as defined in the Prospectus Regulation), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where notes have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those notes to it is not treated under the Prospectus Regulation as having been made to such persons.

France

In the Underwriting Agreement, each Underwriter severally represents, warrants and agrees that it and its respective affiliates and any other person acting on its or their behalf has or have not offered or sold and will not offer or sell, directly or indirectly, the notes to the public in France, and has or have not released, issued, distributed or caused to be released, issued or distributed to the public in France or used in connection with any offer for subscription or sale of the notes, the prospectus or any other offering material relating to the notes, and that such offers, sales and distributions have been and will be made in France only to qualified investors (investisseurs qualifiés) as defined in the Prospectus Regulation or to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation) other than individuals, in each case investing for their own account and as provided in Articles L. 411-2, and R. 711-4 to R. 711-6 of the French Code monétaire et financier.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) (“UK MIFIR”); or (ii) a customer, within the meaning of the provisions of the FSMA and any rules or regulations made under the Financial Services and Markets Act 2000 (“FSMA”) to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client.

Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. Any offer of notes in the UK will only be made pursuant to an exemption under the FSMA and the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This agreement is not a prospectus for purposes of the FSMA and the UK Prospectus Regulation.

This communication is only being distributed to and is only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In the Underwriting Agreement, each Underwriter severally represents, warrants and agrees that it and its respective affiliates and any other person acting on its or their behalf: (i) has or have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it or them in connection with the issue or sale of any notes which are the subject of the offering contemplated by the prospectus supplement in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (ii) has or have complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Hong Kong

Each underwriter severally represents, warrants and agrees that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes, except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”), other than: (i) to “professional investors” as defined in the SFO) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “Prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “Companies Ordinance”) or which do not constitute an offer to the public within the meaning of the Companies Ordinance; and

•

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

This prospectus supplement and the attached prospectus have not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, each underwriter severally represents, warrants and agrees that it has not offered or sold and that it will not offer or sell any notes or cause such notes to be made the subject of an invitation for subscription or purchase, nor will it circulate or distribute this prospectus supplement and the attached prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of the notes, whether directly or indirectly, to any person in Singapore other than:

•	to an institutional investor pursuant to Section 274 of the SFA;

•	to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

•	pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.

Where notes are subscribed or purchased under Section 275 of the SFA by a relevant person, which is:

•

a corporation (which is not an accredited investor) (as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, sold or marketed, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), except to any investor that qualifies as a professional client within the meaning of the FinSA, and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus or a key information document (or an equivalent document) as such terms are understood pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland, except to any investor that qualifies as a professional client within the meaning of the FinSA.

Neither this prospectus supplement nor any other marketing or offering material relating to the notes has been or will be filed with, or reviewed or approved by any Swiss review body, and none of this prospectus supplement or any other marketing or offering material relating to the notes complies with the disclosure requirements applicable to a prospectus within the meaning of the FinSA.

Other Jurisdictions

In the Underwriting Agreement, each Underwriter severally represents, warrants and agrees that with respect to any other jurisdiction outside the United States, neither it nor its affiliates nor anyone acting on its or their behalf has or have offered or sold and will not offer or sell any notes in any jurisdiction, except under circumstances that resulted or will result in compliance with the applicable rules and regulations of such jurisdiction and in no case under circumstances that constitute or will constitute a public offering or otherwise require the filing of any documentation with any authority (market or otherwise) or national securities exchange in any such jurisdiction.

VALIDITY OF THE NOTES

The validity of the notes offered hereby will be passed upon by Jones Day, French and U.S. counsel for Sanofi. Certain matters under the laws of France and the United States will be passed upon for the underwriters by Clifford Clifford Chance Europe LLP and Clifford Chance LLP.

EXPERTS

The financial statements as of December 31, 2024 and for the year ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2024 incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers Audit and Forvis Mazars SA, independent registered public accounting firms, given on the authority of said firms as experts in auditing and accounting.

The financial statements as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023 incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the fact that ERNST & YOUNG et Autres was not engaged to audit, review, or apply any procedures to the adjustments to retrospectively reflect the classification as discontinued operations of Opella described in Note D.1.1.2 and to the recast of the segment information described in Note D.35, and, accordingly ERNST & YOUNG et Autres does not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied; those adjustments were audited by PricewaterhouseCoopers Audit in 2024; in the opinion of PricewaterhouseCoopers Audit, such adjustments are appropriate and have been properly applied) of PricewaterhouseCoopers Audit and Ernst & Young et Autres, independent registered public accounting firms, given on the authority of said firms as experts in auditing and accounting.

PROSPECTUS

Sanofi

DEBT SECURITIES

We may offer and sell debt securities from time to time. Each time we sell any of the debt securities described in this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about those debt securities and the offering to which it relates. You should read this prospectus and any applicable prospectus supplement(s) carefully before you invest.

We may sell these debt securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

Investing in these debt securities involves certain risks. See “Risk Factors” beginning on page 7.

Neither the U.S. Securities and Exchange Commission (the “SEC” or “Commission”) nor any other regulatory body has approved or disapproved of these debt securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 4, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Sanofi filed on April 4, 2024 with the SEC using the shelf registration process. Sanofi may sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities that Sanofi may offer. Each time Sanofi sells debt securities, it will provide one or more prospectus supplements that will contain specific information about the terms of those securities and the offering to which it relates. The prospectus supplement(s) may also add, update or change information contained, or incorporated by reference, in this prospectus. You should read both this prospectus and any applicable prospectus supplement(s) together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference” prior to purchasing any of the debt securities offered by this prospectus.

Unless otherwise indicated, information and statistics presented herein relating to Sanofi’s ranking information and market share relative to its competitors are based on its own research and/or various publicly available sources, which may be adjusted as further described under the heading “Presentation of financial and other information” in our Annual Report on Form 20-F for the financial year ended December 31, 2023 (the “2023 Form 20-F”). Data relative to market share and ranking information presented herein or in documents incorporated by reference herein for our vaccines business is based on internal estimates unless stated otherwise.

As used herein, the terms “Sanofi,” the “Company,” the “Group,” “we,” “our,” or “us,” unless the context otherwise requires, refer to Sanofi S.A. (as defined hereinafter) and its consolidated subsidiaries, and “Sanofi S.A.” refers to the parent company, a French société anonyme (limited liability company), without its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, contains forward-looking statements (within the meaning of Section 27A of the U.S. Securities Act of 1933 (the “Securities Act”) or Section 21E of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”)) about us, including without limitation, certain statements made in “Item 5. Operating and Financial Review and Prospects,” as well as in “Item 4. Information on the Company — B/ Business overview” of our 2023 Form 20-F.

Examples of such forward-looking statements include:

•

projections of operating revenues, net income, business net income, earnings per share, business earnings per share, capital expenditures, cost savings, restructuring costs, positive or negative synergies, dividends, capital structure or other financial items or ratios;

•	statements of our profit forecasts, trends, plans, objectives or goals, including those relating to products, clinical trials, regulatory approvals and competition; and

•	statements about our future events and economic performance or that of France, the United States or any other countries in which we operate.

This information is based on data, assumptions and estimates considered as reasonable by Sanofi as at the date of this prospectus and undue reliance should not be placed on such statements.

Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “target,” “estimate,” “project,” “predict,” “forecast,” “guideline,” “should” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve inherent, known and unknown, risks and uncertainties associated with the domestic or cross-border regulatory, economic, financial and competitive environment, including among other things, volatile economic and market conditions, the impact of global disruptions, including pandemics, and other factors that could cause future results and objectives to differ materially from those expressed or implied in the forward-looking statements.

Risk factors which could affect the future results and cause actual results to differ materially from those contained in any forward-looking statements are discussed under “Item 3. Key Information — D. Risk factors” of our 2023 Form 20-F. Additional risks, not currently known or considered immaterial by the Group, may have the same unfavorable effect and investors may lose all or part of their investment.

Forward-looking statements speak only as of the date they are made. Other than required by law, we do not undertake any obligation to update them in light of new information or future developments.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) applicable to foreign private issuers and file annual and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. In addition, our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. For further information, please call the SEC at 1-800-SEC-0330 or log on to http://www.sec.gov.

Our website address is http://www.sanofi.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

Our shares are listed on Euronext Paris and the NASDAQ Global Select Market, the latter in the form of American Depository Shares (“ADSs”) and you can consult reports and other information about us that are filed pursuant to the rules of Euronext Paris and the NASDAQ Global Select Market at these securities exchanges or inter-dealer quotation systems.

INCORPORATION BY REFERENCE

We have filed with the SEC a registration statement on Form F-3 relating to the debt securities covered by this prospectus. This prospectus is a part of that registration statement and does not contain all of the information in that registration statement. Whenever a reference is made in this prospectus to a contract or other document of Sanofi, the reference is only a summary. You should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with them, which means that:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring to those documents; and

•

information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

The information that we incorporate by reference is an important part of this prospectus.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in a supplement to this prospectus or in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate herein by reference:

•	our 2023 Form 20-F (File No. 001-31368), filed with the SEC on February 23, 2024, and

•

any document filed in the future with the SEC under Sections 13(a) and 13(c) or 15(d) of the Exchange Act after the date of this prospectus and until this offering is completed. Any report on Form 6-K that we furnish to the SEC on or after the date of this prospectus (or portions thereof) is incorporated by reference in this prospectus only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus and that it is not subsequently superseded.

The consolidated financial statements contained in the 2023 Form 20-F have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB) and with IFRS as endorsed by the European Union, as of December 31, 2023.

You may also request a copy of documents incorporated by reference at no cost, by contacting us orally or in writing at the following address and telephone number: Investor Relations, 46, avenue de la Grande Armée, 75017 Paris, France, Tel. No.: +33-1-53-77-40-00.

The 2023 Form 20-F and any other information incorporated by reference is considered to be a part of this prospectus. The information in this prospectus, to the extent applicable, automatically updates and supersedes the information in the 2023 Form 20-F.

You should rely only on the information that we incorporate by reference or provide in this prospectus or any applicable prospectus supplement(s). We have not authorized anyone to provide you with different information. We are not making an offer of these debt securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a limited liability company (société anonyme) organized under the laws of France, and most of our officers and directors reside outside the United States. In addition, a substantial portion of our assets is located outside of the United States. As a result, it may be difficult for investors:

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to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts, or obtain evidence in France or from any French citizen or any individual being resident in France or any officer, representative, agent or employee of a legal person having its registered office or an establishment in a territory of France, in connection with actions predicated on the civil liability provisions of the U.S. federal securities laws;

•	to enforce in U.S. courts judgments obtained in such actions against us or our non-U.S. resident officers and directors;

•	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

•	to enforce against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirement concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (1) that judgment was rendered by a court having jurisdiction over the matter as the dispute is clearly connected to the jurisdiction of such court, the choice of the U.S. court was not fraudulent and the French courts did not have exclusive jurisdiction over the matter, (2) the judgment does not contravene any international public policy rule applied by French courts, whether such rule pertains to the merits or pertains to the procedure of the case, including any defense right(s), (3) the U.S. judgment is not tainted with fraud, and (4) the judgment does not conflict with a French judgment or a foreign judgment (or an arbitral award) which has become effective in France.

In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so the victim does not suffer or benefit from the situation, it being specified that under French law, the principle of awarding punitive damages is not, per se, contrary to public order, provided the amount awarded is not disproportionate to the harm suffered and the defendant’s breach.

As a result, the enforcement in France, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our Board of Directors, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions. In addition, the enforcement of any such judgments obtained in U.S. courts (or in any other court) against us would be subject to limitations arising from applicable bankruptcy, insolvency, liquidation, reorganization, moratorium or similar laws affecting the rights of creditors generally.

Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our Board of Directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” This summary does not contain all of the information that you should consider before investing in the debt securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus, the final term sheet, if any, and the prospectus supplement(s) relating to the particular debt securities being offered.

Sanofi

Sanofi was incorporated under the laws of France in 1994 as a société anonyme, a form of limited liability company, for a term of 99 years. We operate under the commercial name “Sanofi.” Sanofi is the holding company of a consolidated group consisting of almost 260 companies.

Sanofi is a leading global healthcare company, focused on patient needs and engaged in the research, development, manufacture and marketing of therapeutic solutions. It has two operating segments: Biopharma and Consumer Healthcare (CHC). Sanofi’s activities are organized around the following categories: DUPIXENT, Neurology & Immunology, Rare Diseases, Oncology, Rare Blood Disorders, General Medicines Core Assets and Non-Core Assets, Vaccines, and CHC.

Our registered office is located at 46, avenue de la Grande Armée, 75017 Paris, France, and our main telephone number is +33 1 53 77 40 00.

Debt Securities

For any particular debt securities we may offer, the applicable final term sheet, if any, and the applicable prospectus supplement will describe the title of the debt securities, the aggregate principal or face amount and the purchase price; the stated maturity; the amount or manner of calculating the amount payable at maturity; the rate or manner of calculating the rate and the payment dates for interest, if any; the redemption or repurchase terms; and any other specific terms. The debt securities will be issued pursuant to an indenture entered into between us and Deutsche Bank Trust Company Americas, which acts as trustee.

Except as otherwise specified, when we use the term “securities” or “debt securities” in this prospectus, we mean any of the debt securities we may offer with this prospectus. This prospectus, including this summary, describes the general terms that may apply to the debt securities; the specific terms of any particular debt securities that we may offer will be described in the applicable prospectus supplement.

Form of Debt Securities

The debt securities of a series may be offered in the form of one or more global certificates in registered form that will be deposited with a depositary, such as The Depository Trust Company, Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme, as specified in the applicable prospectus supplement.

Listing

If any debt securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

RISK FACTORS

We urge you to carefully review the risks described below, together with the risks described in the documents incorporated by reference into this prospectus, before you decide to purchase debt securities. In particular, you should review the risks relating to our business included in our 2023 Form 20-F, incorporated by reference herein, and any similar disclosure in any subsequent report. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the debt securities offered by this prospectus could decline, in which case you may lose all or part of your investment.

Risks relating to an investment in the debt securities

We may incur substantially more debt in the future.

We may incur substantial additional indebtedness in the future, including in connection with future acquisitions, some of which may be secured by our assets. The terms of the debt securities issuable hereunder and the indenture under which the debt securities are issued will not limit the amount of indebtedness we may incur. Any such incurrence of additional indebtedness could exacerbate the risks that holders of the debt securities currently face.

At any point in time there may or may not be an active trading market for our debt securities.

At any point in time there may or may not be an active trading market for our debt securities. While we may decide to list a particular series of debt securities on one or more stock exchanges or automated quotation systems, we generally expect that any debt securities issued pursuant to this prospectus will not be listed on any exchange or automated quotation system. If any of the debt securities are traded after their initial issuance, they may trade at a discount from their initial offering price. Factors that could cause the debt securities to trade at a discount include, among others:

•	an increase in prevailing interest rates;

•	a decline in our credit worthiness;

•	the time remaining to the maturity;

•	a weakness in the market for similar securities; and

•	declining general economic conditions.

Since the debt securities are unsecured, your right to receive payments will be effectively subordinated to the rights of any secured or preferred creditors.

The debt securities that we are offering will be unsecured. Although the indenture governing our debt securities contains a negative pledge that prohibits Sanofi S.A. from pledging assets and granting other security to secure certain types of bonds or similar debt securities unless Sanofi S.A. makes a similar pledge (or otherwise provides security approved by the bondholders) to secure the debt securities offered pursuant to this prospectus as described under “Description of Debt Securities We May Offer — Special Situations — Negative Pledge”, we and our principal subsidiaries are otherwise entitled to pledge our assets to secure debts. If we default on the debt securities, then, to the extent we have previously granted security over our assets to secure debts, and such secured debts are or become due and payable prior to such default on the debt securities being cured partially or fully by payment, the assets that secure those debts will then be used to satisfy the obligations under that secured debt before we can make payment on the debt securities. However, the opening of court-administered insolvency proceedings triggers a stay on enforcement with respect to pledges that secure claims incurred prior to the opening of such proceedings (subject to certain exceptions), but in the event of a sale of the assets within the context of judicial reorganization or judicial liquidation, secured creditors will benefit from priority rankings with respect to the distribution of proceeds resulting from such sale. Indeed, in the event of a judicial liquidation, the holders of debt securities will be paid after any creditor that has a priority status under French law and some creditors whose claim was incurred after the commencement of the insolvency proceedings, as discussed below. As a result, there may not be enough proceeds resulting from asset sales to make payments on the debt securities. If there are enough proceeds resulting from asset sales to satisfy the obligations of the secured debt, then the remaining amounts would be shared equally between all unsecured creditors, including holders of debt securities.

We are not restricted in our ability to dispose of our assets by the terms of the debt securities.

We are generally permitted to sell or otherwise dispose of any, or of substantially all, of our assets to another corporation or other entity under the terms of the debt securities. If we decide to dispose of a large amount of our assets, you will not be entitled to declare an acceleration of the maturity of the debt securities, and except in the case of the sale of substantially all of our assets as an entirety, or another similar transaction, as described in “Description of Debt Securities We May Offer — Special Situations — Mergers and Similar Events”, those assets will no longer be available to support our debt securities.

In certain instances, it may be possible for the indenture governing a series of debt securities to be amended and for the compliance with certain covenants and for certain defaults thereunder to be waived with the consent of the holders of that series of debt securities voting together with the holders of other of our debt securities as a single class for this purpose.

Subject to certain exceptions, the indenture governing the debt securities may be amended by us and the trustee with the consent of the holders of debt securities issued under the indenture. With respect to any series of debt securities issued under the indenture, the required consent can be obtained, at our option, from either (i) the holders of a majority in principal amount of the outstanding debt securities of that series issued under the indenture, or (ii) the holders of a majority in principal amount of the aggregate of the outstanding debt securities of all series, whether issued under the indenture or any other indenture of ours providing for such aggregated voting and identified by us as affected by that amendment, with all of such holders treated as a single class for this purpose. In addition, subject to certain exceptions, with respect to any series of debt securities issued under the indenture, our compliance with certain restrictive provisions of the indenture or any past default under the indenture may be waived, at our option, by (x) the holders of a majority in principal amount of the outstanding debt securities of that series issued under the indenture, or (y) the holders of a majority in principal amount of the aggregate of the outstanding debt securities of all series identified by us as affected by the waiver, whether issued under the indenture or any other indenture of ours providing for such aggregated voting, with all of such holders treated as a single class for this purpose. Any such amendment or modification shall be conclusive and binding upon all holders and upon all future holders of such debt securities, whether or not notation of such consent is made upon such debt securities. As a result, it is possible in certain circumstances for the indenture governing a series of debt securities to be amended and for compliance with certain covenants and for certain defaults thereunder to be waived with the consent of holders of less than a majority of that series.

Our credit ratings may not reflect all risks of an investment in the debt securities.

The credit ratings ascribed to us and the debt securities are intended to reflect our ability to meet our payment obligations generally, and in respect of our debt securities. They may not reflect the potential impact of all risks related to structure and other factors on the value of the debt securities. In addition, actual or anticipated changes in our credit ratings may be expected to affect the market value of our debt securities. U.S. federal regulations applicable to ratings agencies may change and lead to changes in the manner in which the ratings agencies conduct their business.

French insolvency law may supersede certain provisions of the indenture and the commencement of insolvency proceedings would have a material adverse effect on the debt securities.

As a French company, Sanofi S.A. would be subject to French insolvency law, including court-assisted pre-insolvency proceedings (ad hoc mandate (mandat ad hoc) or conciliation proceedings (procédure de conciliation)), court-administered insolvency proceedings under French law (such as safeguard proceedings

(procédure de sauvegarde), accelerated safeguard proceedings (procédure de sauvegarde accélérée) and judicial reorganization or liquidation proceedings (redressement or liquidation judiciaire)). In general, French insolvency legislation favors the continuation of a business and protection of employment over the payment of creditors and could limit the ability of holders of debt securities to enforce their rights under the debt securities.

Under French insolvency law, the opening of court-administered insolvency proceedings triggers a stay on payments of claims incurred prior to the opening of such proceedings, subject to limited exceptions. One of the main features of these proceedings is that negotiations about any restructuring plan are carried out within classes gathering together the affected parties, consisting of the debtor’ creditors whose rights are being directly affected by the draft restructuring plan (the “Affected Parties”). For Sanofi S.A., the setting up of such classes would be mandatory.

If Sanofi S.A. were subject to any of such proceedings and classes of Affected Parties were established, all holders of debt securities issued by Sanofi S.A. (including holders of debt securities issued under the indenture) would be gathered into one or several classes, as the case may be, with other unsecured creditors of Sanofi S.A. Each class would be called to deliberate on a draft accelerated safeguard plan (projet de plan de sauvegarde accélérée), a draft safeguard plan (projet de plan de sauvegarde) or a draft judicial reorganization plan (projet de plan de redressement) with respect to Sanofi S.A. which:

•	would have to take into account any known subordination/intercreditor agreements entered into by the creditors prior to the opening of the proceedings (as the case may be); and

•	could in particular provide for a rescheduling and/or a partial or full write-off of the amount due under the debt securities and/or debt-to-equity swaps and/or the sale of part of the business.

Should the plan be approved by each class and provided certain requirements are met, the plan would be imposed upon the dissenting creditors of each class.

Should the plan be rejected by one or more classes, the French court may nevertheless adopt it and impose it upon the dissenting creditors and classes, provided certain requirements are met.

In addition, assuming that no restructuring plan is approved by the relevant court or that the debtor’s recovery is clearly impossible, the relevant court would open judicial liquidation proceedings. Practically, it is highly unlikely that the holders of debt securities, as unsecured creditors, could be repaid of their claims in full within that context.

Therefore, certain provisions of the indenture may not be enforced or enforceable by the trustee or holders of debt securities issued under this prospectus in such cases.

Moreover, the commencement of insolvency proceedings against Sanofi S.A. would have a material adverse effect on the market value of the debt securities. As a consequence, any decisions taken by a class of affected parties could negatively and significantly impact the holders of debt securities and cause them to lose all or part of their investment, should they not be able to recover all or part of the amounts due to them from Sanofi S.A.

You may be unable to recover in civil proceedings for U.S. securities laws violations.

Sanofi is a limited liability company (société anonyme) organized under the laws of France, and most of our officers and directors reside outside the United States. In addition, a substantial portion of our assets is located in France. Accordingly, it may be difficult for investors to obtain jurisdiction over us, our non-U.S. resident officers and directors in courts in the United States, or obtain evidence in France or from any French citizen or any individual being resident in France or any officer, representative, agent or employee of a legal person having its registered office or an establishment in a territory of France, in connection with those actions and enforce in France judgments obtained in such actions in U.S. courts against us or them. In addition, we cannot assure you that civil liabilities predicated upon the federal securities laws of the United States will be enforceable in France. See “Enforceability of Certain Civil Liabilities.”

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we will use the net proceeds from the sale of the debt securities for general financing and corporate purposes.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

General

We may issue debt securities using this prospectus. The debt securities that we may issue will be governed by a contract between us and Deutsche Bank Trust Company Americas, as trustee, called an indenture.

The trustee under the indenture has two main roles:

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first, it can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “— Default and Related Matters — Events of Default — Remedies If an Event of Default Occurs” below; and

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second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell your debt securities (and they are not held in a clearing system) and sending you notices.

The indenture and its associated documents contain the full legal text governing the matters described in this section. The indenture and the debt securities are governed by New York law. A form of the indenture is an exhibit to our registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.

We may issue either senior or subordinated debt securities using this prospectus. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are an unsecured creditor of ours. The senior debt securities will be issued under the indenture described below. If we issue subordinated debt securities, they will be issued under a supplemental subordinated debt indenture, which will describe the terms thereof, including provisions relating to subordination. If we issue subordinated debt securities, they will be subordinated in right of payment to all of our “senior indebtedness,” as defined in the supplemental subordinated debt indenture.

When we refer to “debt securities” in this prospectus, and except as otherwise specified, we mean the senior debt securities only. The terms of any series of subordinated debt securities will be contained in the supplemental subordinated debt indenture executed in connection with such series and described in a related prospectus supplement.

This section summarizes the material provisions of the indenture and the debt securities as it relates to senior debt securities. However, because it is a summary, it does not describe every aspect of the indenture or the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture. The indenture is also subject to the Trust Indenture Act of 1939. We describe below the meaning of only the more important terms. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference in the relevant discussion herein or in the prospectus supplement.

We may issue as many distinct series of debt securities under the indenture as we wish. This section summarizes material terms of the debt securities that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.

We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. (Section 101) Special U.S. federal income tax, accounting and other considerations may apply to original issue discount securities. These considerations are discussed below under “Taxation of Debt Securities — United States Taxation.” The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any such debt securities.

Unless otherwise specified in a prospectus supplement, we may, without the consent of the holders of the debt securities of a series, issue debt securities of the same series as an outstanding series of debt securities. Any additional debt securities so issued will be issued with no more than de minimis original issue discount for U.S. federal income tax purposes or be part of a qualified reopening for U.S. federal income tax purposes unless such additional securities are represented by a separate CUSIP number.

In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary is also subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the date or dates on which we will pay the principal of the series of debt securities;

•	the rate or rates, which may be fixed or variable, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates, as well as any other provisions regarding payment;

•	any provisions for redemption at the option of the holder;

•	whether the series of debt securities can be redeemed at our option and any redemption premium or make-whole amount (if applicable);

•	the denominations in which the series of debt securities will be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that will be payable upon any declaration of acceleration of maturity;

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the currency of payment of principal of, premium, if any, and interest on the series of debt securities and the manner of determining the equivalent amount in the currency of the United States of America, for the purpose of determining outstanding amounts and, if applicable, for purposes of payment;

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if the principal amount payable at maturity of the series of debt securities will not be determinable prior to maturity, the amount that will be deemed to be the principal amount thereof for any other purpose under the indenture or the debt securities;

•	any index used to determine the amount of payment of principal of, premium, if any, and interest on the series of debt securities;

•	any amendment to or removal of the covenant to pay additional amounts for withholding taxes or other governmental charges and the related right to an optional tax redemption for such a series;

•	any additional events of default or covenants or other provisions applicable to the series of debt securities, or any that are not applicable;

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whether the series of debt securities will be issuable in whole or in part in the form of a global security as described under “Legal Ownership — Global Securities,” and the depositary or its nominee with respect to the series of debt securities;

•	a discussion of material U.S. federal income tax considerations; and

•	any terms and conditions of the series of debt securities, which may be different from those described in the prospectus. (Section 301)

In this description of debt securities “you” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the section “Legal Ownership — Street Name and Other Indirect Holders.”

Additional Mechanics

Exchange and Transfer

The debt securities will be issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations that are indicated in the prospectus supplement.

Unless otherwise specified in the prospectus supplement, the debt securities will be issued in the form of one or more global certificates in registered form that will be deposited with a depositary, such as The Depository Trust Company, Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme, as specified in the applicable prospectus supplement. See “Legal Ownership — Global Securities” for more information.

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day is called the regular record date and is stated in the prospectus supplement. (Section 307)

We will pay interest, principal and any other money due on the registered debt securities at the trustee’s corporate trust office. That office is currently located at Deutsche Bank Trust Company Americas, 1 Columbus Circle, 17th Floor, MS: NYC01-1710, New York, New York 10019, Attn: Trust and Securities Services. Interest on global securities will be paid to the holder thereof by wire transfer.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office, but we must maintain an office or agency in each place of payment for the debt securities of any series. These offices are called paying agents. We may also choose to act as our own paying agent. We will notify the trustee of changes in the paying agents for any particular series of debt securities. (Section 1002)

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

Notices

We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. (Section 106) If the notes are in global form, the holder will be DTC and we will only send notices to DTC.

Special Situations

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or entity. We are also permitted to sell or lease our assets substantially as an entirety to another corporation or other entity or to buy or lease the assets substantially as an entirety of another corporation or other entity. (Sections 801 and 802) No vote by holders of debt securities approving any of these actions is required, unless as part of the transaction we make changes to the applicable indenture requiring your approval, as described below under “— Modification and Waiver.” We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in:

•	a lower credit rating being assigned to the debt securities or to other of our debt; or

•	additional amounts becoming payable in respect of withholding tax.

Except as provided below, we have no obligation under the indenture to seek to avoid these results, or any other legal or financial effects that are disadvantageous to you, in connection with a merger, consolidation or sale or lease of assets that is permitted under the indenture. However, we may not take any of these actions unless all the following conditions are met:

•	Where we merge out of existence or sell or lease substantially all of our assets, the other entity must be duly organized and validly existing under the laws of the relevant jurisdiction.

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If we merge out of existence or sell or lease our assets substantially as an entirety, the other entity must assume, through a supplemental indenture, our obligations under the applicable indenture and the debt securities, including our obligation to pay additional amounts described below under “— Payment of Additional Amounts.” In the event the jurisdiction of incorporation of the successor is not the Republic of France, such successor will also agree to be bound to the obligations described below under “— Payment of Additional Amounts” but shall substitute the successor’s jurisdiction of incorporation for the Republic of France.

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If we merge out of existence or sell or lease our assets substantially as an entirety, we must provide to the trustee a certificate signed by a duly authorized officer and an opinion of legal counsel stating that the conditions set forth in the indenture have been complied with. (Sections 801, 802 and 1007)

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval, for example, by calling a meeting of holders and seeking a 100% quorum and unanimous consent, or, more likely, by obtaining written consents from each holder including pursuant to an exchange offer and/or a consent solicitation. We must obtain your approval in order to:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce the principal of, premium, if any, amount or rate of interest payable on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to sue for payment;

•	reduce the percentage of holders of a series of debt securities whose consent is needed to modify or amend the applicable indenture;

•	reduce the percentage of holders of a series of debt securities whose consent is needed to waive compliance with various provisions of the applicable indenture or to waive various defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the applicable indenture. (Section 902)

Changes Requiring a Majority Vote. The second type of change to the indenture and your debt securities is the kind that requires a vote in favor by holders of outstanding debt securities owning either (i) a majority of the principal amount of the outstanding debt securities of a series affected issued under the indenture or (ii) a majority of the principal amount of the aggregate of the outstanding debt securities of all series identified by us as affected, whether issued under the indenture or any other indenture of ours providing for such aggregated voting, in which case such holders will be treated as a single class for such purpose. The same majority vote would be required for us to obtain a waiver of all or part of the covenants described below, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities described above under “— Changes Requiring Your Approval” unless we obtain, with respect to each series affected, each holder’s individual consent, for example, by calling a meeting of holders and seeking a 100% quorum and unanimous consent, or, more likely, by obtaining written consents from each holder, to the waiver. (Section 513)

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is generally limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901)

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

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Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased pursuant to any applicable defeasance provisions described in the prospectus supplement. (Section 101)

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We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote with respect to changes to the indenture and/or debt securities or the waiver of certain covenants. If we set a record date for this purpose, that vote or waiver may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken prior to 90 days after the record date. (Sections 902 and 1006)

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver or consent.

Redemption and Repayment

The prospectus supplement will state whether the debt securities are redeemable by us or subject to repayment at the holder’s option, other than as described below under “— Optional Tax Redemption.”

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. (Section 1111)

Our company shall not be required to establish a sinking fund.

Payment of Additional Amounts

We will make payments on the debt securities without withholding any taxes unless otherwise required to do so by French law. Unless otherwise specified in the prospectus supplement, if the Republic of France or any tax authority therein requires us to withhold or deduct amounts from payment on a debt security for or on account of taxes or any other governmental charges, subject to the exceptions described below, we will, to the fullest extent then permitted by law, be required to pay you additional amounts so that the net amount you receive will be the amount specified in the debt security to which you would otherwise have been entitled. We will not have to pay additional amounts under any of the following circumstances:

•

The holder or beneficial owner of the debt securities (or a third party holding on behalf of the holder or such beneficial owner) is subject to such tax or governmental charge by reason of having some connection to the Republic of France requiring such withholding or deduction, other than the mere holding or beneficial ownership of the debt security.

•

Taxes that are imposed or levied by reason of the failure of such holder or beneficial owner to present (where presentation is required) its debt security within 30 calendar days after we have made available to such holder or beneficial owner a payment under the debt securities and the indenture (excluding any additional amounts to which such holder or beneficial owner would have been entitled had its debt securities been presented on any day within such 30 calendar day period).

•	The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

•	The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholding or deduction.

•	The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed:

•	to provide information about the nationality, residence or identity of the holder or beneficial owner; or

•

to make a declaration or satisfy any information requirements that the statutes, treaties, regulations or administrative practices of the Republic of France require as a precondition to exemption from all or part of such tax or governmental charge.

•

The withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent or by receiving payments under such debt securities in a bank account opened in a financial institution that is not located in any non-cooperative State or territory as set forth in the list, as amended from time to time, referred to in Article 238-0 A of the French General Tax Code (Code General des impôts).

•

The holder is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and the laws of the Republic of France require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such security (Section 1007).

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to Sanofi S.A. (the “Issuer”) by merger is organized or if we otherwise change the jurisdiction in which the Issuer is organized or resident for tax purposes, except that the name of the jurisdiction of the successor, or our new jurisdiction of organization or residency for tax purposes, will be substituted for the Republic of France.

Optional Tax Redemption

Unless otherwise specified in the prospectus supplement for a particular series, we have the option to redeem the debt securities of any series prior to maturity if, upon the occurrence of any change in, or any change in the official application or interpretation of, French law (or the law of the jurisdiction of our successor, or of our new jurisdiction of organization or residency for tax purposes), becoming effective after the issuance date of the debt securities of the series (or in the case of a successor to the Issuer, the date on which such person assumed our obligations under the debt securities of the series as described under “— Mergers and Similar Events”), we would be required to pay additional amounts as described under “— Payment of Additional Amounts”, in which case we may redeem the debt securities of the series in whole but not in part at a redemption price equal to 100% of the principal amount of the debt securities of the series plus accrued interest to (but not including) the redemption date. Furthermore, the redemption date shall be no earlier than 90 days before the latest practicable date on which we could make payment of principal and interest without withholding for such French taxes (or the taxes arising from the law of any other jurisdiction of incorporation or residency referred to above). (Section 1108)

Prior to giving the notice of a tax redemption, we will deliver to the trustee

•

a certificate signed by a duly authorized officer stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

•

an opinion of legal counsel stating that we are or would be obligated to pay additional amounts as a result of such change or amendment in the official application or interpretation of French law (or, in the case of a successor to the Issuer, in the official application or interpretation of the law of the jurisdiction of incorporation or residency for tax purposes of such successor).

Negative Pledge

In respect of any series of unsubordinated debt securities only, so long as any such debt security is outstanding, Sanofi S.A. undertakes not to create or permit to subsist any mortgage, charge, pledge, lien (other than a lien arising by operation of law) or other encumbrance or security interest over any or all of its present or future assets or revenues (i) to secure any Relevant Indebtedness issued by it or (ii) to secure any guarantee or indemnity given by it of any Relevant Indebtedness issued by others without (a) at the same time or prior thereto securing such debt securities equally and ratably therewith or (b) providing such other security for such debt securities as shall be approved by an act of the holders holding at least a majority of the principal amount of the outstanding debt securities of each affected series. (Section 1008)

For the purpose of this covenant, “Relevant Indebtedness” means any payment obligation being borrowed money, whether present or future (including, without limitation, any contingent obligation, any surety or other obligation), which is for, or in respect of, or represented by any bonds, debentures, or other form of debt securities capable in the ordinary course of being listed, quoted or ordinarily dealt in on any stock exchange, over-the-counter market or securities market.

For the avoidance of doubt, nothing in this section “— Negative Pledge” shall prevent us from depositing funds in trust in connection with any transaction or operation contemplated by the section “— Defeasance and Discharge” and relating to any series of debt securities issued from time to time hereunder.

Discharge or defeasance

The indenture contains a provision that permits us to elect:

•	to be discharged from all our obligations (subject to limited exceptions) with respect to any series of debt securities then outstanding; and/or

•	to be released from our obligations under some of the covenants and from the consequences of an event of default resulting from a breach of such covenants.

We can legally release ourselves from any payment or other obligations on the debt securities of a series under either of the above elections, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of a series a combination of money and/or U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of such series on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “— Default and Related Matters — Events of Default — What is An Event of Default?” below. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice under the indenture or our default having to continue for a specific period of time thereunder were disregarded.

•

We must deliver to the trustee a legal opinion of our counsel, subject to customary assumptions and exclusions, confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves in accordance with their terms. In the case of debt securities being discharged, such opinion shall be based upon a ruling of the U.S. Internal Revenue Service or a change in applicable U.S. federal income tax law since the date of original execution and delivery of the indenture. (Section 403)

However, even if we take these actions, a number of our obligations relating to the debt securities of the series will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to deposit money for payment in trust.

Default and Related Matters

Ranking

Unless otherwise specified in the relevant prospectus supplement, the debt securities are not subordinated to any of our other unsecured debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors.

The indenture does not limit our ability to incur additional indebtedness.

Events of Default

You will have special rights if an event of default occurs in respect of a series to which your debt security belongs and is not cured, as described later in this subsection.

What Is an Event of Default? The term “event of default” means, with respect to a series of debt securities, any of the following:

•

any amount of principal of a debt security of that series is not paid on the due date thereof and such default is not remedied within a period of 15 calendar days from such due date, unless in any such event the amount due is not paid due to circumstances affecting the making or clearing of the payment which are outside the control of the Issuer, in which case such event shall not constitute an event of default so long as such circumstances continue in existence;

•

any amount of interest on, or any premium on, a debt security of that series is not paid on the due date thereof and such default is not remedied within a period of 30 calendar days from such due date, unless in any such event the amount due is not paid due to circumstances affecting the making or clearing of the payment which are outside the control of the Issuer, in which case such event shall not constitute an event of default so long as such circumstances continue in existence;

•

any other obligation of the Issuer under the applicable indenture is not complied with or performed within a period of 60 calendar days from and excluding the date of receipt by us of a written notice (delivered by registered or certified mail) to us that we are in breach. The notice must be sent by either the trustee or by the holders of at least 25% in principal amount of the outstanding securities of that series;

•

(A) any borrowed money of the Issuer or of any Principal Subsidiary becomes due and repayable prematurely by reason of a default in relation thereto and is not repaid prior to expiry of any applicable grace period or (B) any such borrowed money is not paid at maturity as extended by any applicable grace period or (C) any guarantee or indemnity in respect of any borrowed money of a third party given by the Issuer or any Principal Subsidiary is not honored when due, following a demand for payment made under such guarantee or indemnity where such demand is necessary, taking into account any applicable grace period, unless in the case of (C) hereof it has been disputed in good faith that such guaranteed or indemnified third party borrowed money is due or payable or that such guarantee or indemnity is callable or that such demand for payment is valid and such dispute has been submitted to a competent court, in which case such event shall not constitute an event of default hereunder, so long as the dispute shall not have been finally adjudicated and provided that in the case of (A), (B) or (C) hereof, such borrowed money of the Issuer or such Principal Subsidiary, or the amount of the failure to pay by the Issuer or the relevant Principal Subsidiary under such guarantee or indemnity given in respect of such third party borrowed money, is in an aggregate nominal amount of at least €300,000,000 (or its equivalent in any other currency), unless in any such event the amount due is not paid due to circumstances affecting the making or clearing of the payment which are outside the control of the Issuer or the Principal Subsidiary, as the case may be, in which case such event shall not constitute an event of default so long as such circumstances continue in existence;

•

the Issuer or any of our Principal Subsidiaries makes any proposal for a general moratorium in relation to its debt or ceases its payments (including, without limitation, a cessation des paiements under French law) or a judgment is issued for the judicial liquidation (including, without limitation, a liquidation judiciaire under French law) or for a transfer of the whole of the business (including, without limitation, a cession totale de l’entreprise under French law) of the Issuer or any of our Principal Subsidiaries or anything equivalent to such a proposal, settlement or transfer occurs with respect to the Issuer or any of our Principal Subsidiaries or if the Issuer or any of our Principal Subsidiaries makes a conveyance, assignment or other arrangement for the benefit of its creditors or enters into a composition with its creditors;

•

an order is made by any competent authority or an effective resolution is passed for the winding up, liquidation or dissolution of any of our Principal Subsidiaries (otherwise than for the purposes of or pursuant to an amalgamation, reorganization, merger, consolidation, or restructuring or other similar arrangement whilst solvent (including, without limitation, any fusion-absorption or any scission or any apport partiel d’actifs under French law)) or an order is made by any competent authority or an effective resolution is passed for the winding up, liquidation or dissolution of the Issuer (otherwise than for the purposes of or pursuant to an amalgamation, reorganization, merger, consolidation, or restructuring or other similar arrangement whilst solvent (including, without limitation, any fusion-absorption or any scission or any apport partiel d’actifs under French law)) where the entity resulting from or surviving following such amalgamation, reorganization, merger, consolidation or restructuring or other similar arrangement, assumes or owes the obligation resulting from the debt securities of the series; or

•	any other event of default described in the prospectus supplement occurs. (Section 501)

For the purpose of this section,

“Principal Subsidiary” means at any relevant time any Subsidiary the accounts of which are consolidated with those of the Issuer and which, together with its own Subsidiaries, accounts for at least 15 percent of the net consolidated annual sales of the Issuer as disclosed from time to time in our latest publicly issued consolidated annual financial statements.

“Subsidiary” means, in relation to any person or entity at any time, any other person or entity (whether or not now existing) meeting the definition of Article L. 233-1 of the French Commercial Code or any other person or entity controlled directly or indirectly by such person or entity within the meaning of Article L. 233-3 of the French Commercial Code. These articles:

•	define a subsidiary as an entity for which a majority of the share capital is owned by another entity (Article L. 233-1 of the French Commercial Code); and

•

provide a list of the circumstances under which an entity is considered to control another ((i) direct or indirect holding of majority voting rights of an entity; (ii) majority voting rights of an entity by virtue of an agreement with other shareholders that is not contrary to the interests of the entity; (iii) the ability, given voting rights, to determine whether resolutions are adopted at general shareholder meetings of an entity; (iv) shareholding combined with the ability to appoint or to revoke the majority of the members of the board of directors, the supervisory board or other administrative body of the entity. An entity is also deemed to exert control over another entity if it directly or indirectly holds more than 40% of the voting rights of the other entity and no other shareholder holds a greater shareholding. In addition, two or more entities acting in concert are considered as jointly controlling another when they are able to determine whether resolutions are adopted at general shareholder meetings of another entity) (Article L. 233-3 of the French Commercial Code).

Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the outstanding debt securities of the affected series if certain conditions are met. (Section 502)

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other proceeding seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 512)

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

•

No direction inconsistent with such written request must have been given to the trustee during such 60-day period by holders of a majority in principal amount of all outstanding debt securities of that series. (Section 507)

Nothing, however, will prevent an individual holder from bringing suit to enforce payment. (Section 508)

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request to the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1005)

Regarding the Trustee

We and several of our subsidiaries may maintain banking relations with the trustee and its affiliates in the ordinary course of our and their business.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice under the indenture or our default having to continue for a specific period of time thereunder were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee. (Section 610)

LEGAL OWNERSHIP

Street Name and Other Indirect Holders

We generally will not recognize investors who hold securities in accounts at banks or brokers as legal Holders of securities. When we refer to the “Holders” of securities, we mean only the actual legal and (if applicable) record Holder of those securities. Holding securities in accounts at banks or brokers is called holding in “street name”. If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest, dividends and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting rights if it were ever required;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

•	whether and how you can instruct it to send you securities and, if the securities are in registered form, have them registered in your own name, so you can be a direct Holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for Holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to persons who are registered as Holders of the securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered Holder, we have no further responsibility for the payment even if that Holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security?

A global security is a special type of indirectly held security. Unless otherwise specified in the prospectus supplement, securities will be issued in the form of global securities in registered form. In this case, the ultimate beneficial owners can only be indirect holders as the global security will be registered in the name of a financial institution we select, such as the Depository Trust Company.

In this case, we require that the securities included in the global security not be transferred to the name of any other direct Holder unless the special circumstances described below occur. The financial institution that acts as the sole direct Holder of the global security is called the “depositary.” Any person (other than direct participants in the depository) wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary.

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.

We do not recognize this type of investor as a Holder of securities and instead deal only with the depositary in whose name the global security is registered.

If you are an investor in securities that are issued only in the form of global securities, you should be aware that:

•	you cannot have securities registered in your own name.

•	you cannot receive physical certificates for your interest in the securities, subject to certain exceptions.

•

you will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained above under “Street Name and Other Indirect Holders.”

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•

the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

•	the depositary will require that indirect interests in the global security be purchased or sold within its system using same-day funds for settlement.

Special Situations in Which a Global Security is Exchangeable for Physical Certificates

In a few special situations described below, a global security is exchangeable for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct Holders. The rights of street name investors and direct Holders in the securities have been previously described in the subsections entitled “—Street Name and Other Indirect Holders” and “—Direct Holders” above.

The special situations in which a global security is exchangeable for physical certificates are:

•	When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and we do not appoint a successor depositary within 90 days.

•	When we elect to exchange the global securities representing such debt securities for physical certificates representing such debt securities.

•

When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed under “Description of Debt Securities We May Offer — Default and Related Matters — Events of Default”.

The prospectus supplement(s) may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, neither the depositary, nor we, nor the trustee is responsible for deciding the names of the institutions that will be the initial direct Holders. For more information, see “Description of Debt Securities We May Offer.”

CLEARANCE AND SETTLEMENT

General

Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company (“DTC”) in the United States, Clearstream Banking, société anonyme, in Luxembourg (“Clearstream”) and the Euroclear Bank S.A./N.V., as operator of the Euroclear System, in Belgium (“Euroclear”). These systems have established electronic securities and payment, transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the debt securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for registered securities in global form will be made in U.S. dollars, these procedures can be used for cross- market transfers and the securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The policies of DTC, Clearstream, and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time.

As used in this section, any reference to securities also refers to book-entry securities issued in respect of securities in bearer form.

The Clearing Systems

DTC

We understand that DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities for its participants (“Direct Participants”) and facilitates the clearance and settlement of securities transactions between participants through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

The DTC Rules applicable to its participants are on file with the SEC.

Clearstream

We understand that Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks.

Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

In addition to the clearance and settlement of internationally traded securities, Clearstream provides its participants, among other things, safekeeping, administration, clearance and securities lending and borrowing services. It interfaces with the domestic markets in several countries.

Clearstream’s participants include worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and certain professional financial intermediaries. Its U.S. participants are limited to securities brokers and dealers and banks.

Indirect access to the Clearstream system is also available to others that clear through Clearstream participants or that have custodial relationships with its participants, such as banks, brokers, dealers and trust companies.

Euroclear

We understand that Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

Euroclear holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

Euroclear provides other services to its participants, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

Euroclear participants include investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other professional financial intermediaries.

Indirect access to the Euroclear system is also available to others that clear through Euroclear participants or that have relationships with Euroclear participants.

All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment basis (or, if indicated, in limited circumstances, on a free delivery basis), except as otherwise specified in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

Clearance and Settlement Procedures — DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.

For payment in U.S. dollars, securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures — Euroclear and Clearstream

We understand that investors who hold their securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading between Euroclear and/or Clearstream Participants

We understand that secondary market trading between Euroclear and/or Clearstream participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Transfers Between DTC and Clearstream or Euroclear

Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty participants in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and for bonds denominated in U.S. dollars, making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the respective U.S. depositaries.

Due to time-zone differences, credits of securities received by Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be generally available to the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

TAXATION OF DEBT SECURITIES

French Taxation

The following generally summarizes the material French tax consequences of purchasing, owning and disposing of the debt securities described in this prospectus. The statements related to French tax laws set forth below are based on the laws in force as of the date hereof, and are subject to any changes in applicable laws and tax treaties after such date.

This discussion applies to debt securities that are in the form of “obligations” under French law. If we offer other forms of debt securities, any material tax consequences will be described in the prospectus supplement.

This discussion is intended only as a descriptive summary and does not purport to be a complete analysis or listing of all potential effects of the purchase, ownership or disposition of the debt securities described in this prospectus.

The following summary does not address the treatment of debt securities that are held by a holder who: (i) is a resident of France for the purposes of French taxation, (ii) is a shareholder of the issuer, or (iii) carries on business or performs personal services in France, in connection with a permanent establishment or fixed base.

Investors should consult their own tax advisers regarding the tax consequences of the purchase, ownership and disposition of debt securities in the light of their particular circumstances.

The following discussion does not address the French tax consequences applicable to debt securities held in trusts, which may be subject to specific rules.

Taxation of Income

Interest and Other Revenues (including reimbursement premium) from the Debt Securities

French Taxation. Payments of interest and other revenues made by the Issuer with respect to debt securities will not be subject to the withholding tax set out under Article 125 A, III of the French General Tax Code unless such payments are made outside France in a non-cooperative State or territory (État ou territoire non coopératif) within the meaning of Article 238-0 A of the French General Tax Code (a “Non-Cooperative State”), with the exception of the States and territories that have been added on such list based on the criterion other than the one of the offshore arrangements and that are mentioned in paragraph 2 bis-2 of Article 238-0 A of the French General Tax Code. Irrespective of the tax residence of the holder of the debt securities, a 75% withholding tax will be applicable (subject to certain exceptions and to the more favorable provisions of any applicable double tax treaty) pursuant to Article 125 A, III of the French General Tax Code with respect to such payments under the debt securities made in a Non-Cooperative State. Pursuant to the official tax guidelines issued by the French tax authorities (BOI-IR-DOMIC-10-20-20-60-20191220; BOI-INT-DG-20-50-20210224; BOI-INT-DG-20-50-20-20230606, BOI-INT-DG-20-50-30-20220614) (the “BOFIP”), such payments under the debt securities would be deemed to be made in a Non-Cooperative State if (i) made to a bank account opened in a financial institution located in a Non-Cooperative State if such payments are made by way of a bank transfer (inscription en compte) or (ii) paid or accrued to persons established or domiciled in such Non-Cooperative State if such payments are made in cash, by check or by any other means.

Pursuant to a ministerial decree (arrêté) dated February 16, 2024, the list of Non-Cooperative States referred to in Article 238-0 A of the French General Tax Code comprises the following States: American Samoa, Anguilla, Antigua and Barbuda, the Bahamas, Belize, Fiji, Guam, Palau, Panama, Russia, Samoa, Seychelles, Trinidad and Tobago, Turks and Caicos Islands, the U.S. Virgin Islands, and Vanuatu. The list of Non-Cooperative States may be updated at any time and at least once a year. The provisions of the French General Tax Code referring to Article 238-0 A of the French General Tax Code shall apply to States or territories added on this list as from the first day of the third month following the publication of the ministerial decree. It includes, as from December 1, 2018, the jurisdictions that are included in EU list of non-cooperative jurisdictions for tax purposes adopted by the Council of the European Union on December 5, 2017, as amended from time to time.

Furthermore, according to Article 238 A of the French General Tax Code, interest and other revenues on such debt securities paid on a bank account opened in a financial institution located in a Non-Cooperative State or paid or accrued to persons established or domiciled in a Non-Cooperative State may no longer be deductible from the Issuer’s taxable income. Under certain conditions, any such non-deductible interest and other revenues may be recharacterized as deemed distributed income pursuant to Article 109 and seq. of the French General Tax Code, in which case such non-deductible interest and other revenues may be subject to the withholding tax set out under Article 119 bis, 2 of the French General Tax Code, at a rate of (i) 12.8% for payments benefitting to individuals who are not fiscally domiciled in France, (ii) 25% for payments benefitting to legal persons which are not fiscally domiciled in France as regards fiscal years opened on or after January 1, 2022, or (iii) 75% for payments made in a Non-Cooperative State, subject to more favorable provisions of any applicable double tax treaty.

Notwithstanding the foregoing, neither (i) the 75% withholding tax provided by Article 125 A, III of the French General Tax Code, nor (ii) the non-deductibility of interest and other revenues (to the extent the relevant interest and other revenues relate to genuine transactions and are not in an abnormal or exaggerated amount) and the withholding tax set out under Article 119 bis, 2 of the French General Tax Code that may subsequently be levied as a result of such non deductibility, will apply in respect of a particular issue of debt securities if the Issuer can prove that the principal purpose and effect of such issue was not to allow the payments of interest or other revenues to be made in a Non-Cooperative State (the “Exemption”).

Pursuant to the BOFIP, an issue of debt securities will be deemed not to have such a purpose and effect, and accordingly will be able to benefit from the Exemption if such debt securities are:

(i)

offered by means of a public offering within the meaning of Article L. 411-1 of the French Monetary and Financial Code, or pursuant to an equivalent offer in a State other than a Non-Cooperative State. For this purpose, an “equivalent offer” means any offer requiring the registration or submission of an offer document by or with a foreign securities market authority; or

(ii)

admitted to trading on a regulated market or on a French or foreign multilateral securities trading system provided that such market or system is not located in a Non-Cooperative State, and the operation of such market is carried out by a market operator or an investment services provider, or by such other similar foreign entity, provided further that such market operator, investment services provider or entity is not located in a Non-Cooperative State; or

(iii)

admitted, at the time of their issue, to the operations of a central depository, or to those of a settlement and delivery systems operator for financial instruments within the meaning of Article L. 561-2 of the French Monetary and Financial Code, or of one or more similar foreign depositories or systems operators, provided that such depository or systems operator is not located in a Non-Cooperative State.

Additional amounts. If the French tax laws or regulations applicable to us (or to any of our successors) change and payments in respect of the debt securities become subject to withholding or deduction, we may be required to pay you additional amounts to offset such withholding except as provided above in “Description of the Debt Securities — Special Situations — Payment of Additional Amounts”, including under “ — Optional Tax Redemption”, or in any applicable prospectus supplement.

Capital Gains

Non-French tax resident holders of debt securities who do not hold the debt securities in connection with a business or profession conducted in France generally will not be subject to any French income tax or capital gains tax on the sale or disposal of debt securities. Transfers of debt securities made outside France will not be subject to any stamp duty or other transfer taxes imposed in France.

Estate and Gift Tax

France imposes estate and gift tax on securities of a French company that are acquired by inheritance or gift. The tax applies without regard to the residence of the transferor. However, France has entered into estate and gift tax treaties with a number of countries pursuant to which, assuming certain conditions are met, residents of the treaty country may be exempted from such tax or obtain a tax credit.

Under the Convention between the Government of the United States of America and the Government of French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes and Estates and Gifts dated November 24, 1978 (as further amended), a transfer of debt securities by gift or by reason of the death of a U.S. holder entitled to benefits under that convention generally will not be subject to French gift or inheritance tax, so long as the donor or decedent was not domiciled in France at the time of making the gift or at the time of his or her death and the debt securities were not used or held for use in the conduct of a business or profession through a permanent establishment or fixed base in France.

United States Taxation

This subsection does not purport to be a complete analysis of the potential U.S. tax considerations relating to an investment in our debt securities. It deals only with debt securities that are issued in registered form for U.S. tax purposes, are due to mature 30 years or less from the date on which they are issued, and are not issued as part of a “qualified reopening” for U.S. tax purposes (generally, a reopening of a prior series of debt securities that is treated for U.S. tax purposes as having the same issue price as the original series). The U.S. federal income tax consequences of owning debt securities, if any, that are issued in bearer form for U.S. tax purposes, debt securities, if any, that are to mature more than 30 years from their date of issue or debt securities, if any, that are issued in a qualified reopening, and any other special U.S. federal income tax consequences applicable to a particular series of debt securities will be discussed in the related prospectus supplement. Prospective investors should consult their own tax advisors as to the particular tax considerations applicable to them relating to the purchase, ownership and disposition of our debt securities, including the applicability of the U.S. federal, state and local tax laws, foreign tax laws, and any changes in applicable tax laws and any pending or proposed legislation or regulations.

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder. For this purpose, you will be a U.S. holder if you are an individual who is a citizen or resident of the United States, an entity treated as a corporation for U.S. federal income tax purposes that is organized under the laws of the United States or any State thereof, an estate whose income is subject to United States federal income tax regardless of its source, a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the debt securities. This summary deals only with U.S. holders that hold debt securities as capital assets (generally, property held for investment). It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, a holder that uses mark-to-market treatment, a person that will hold debt securities as a hedge against currency risk or as a position in a “straddle” or conversion or other integrated transaction, a tax-exempt organization, partnership or other entity classified as a partnership for U.S. federal income tax purposes (or investors thereof), a person liable for to the alternative minimum tax, a person subject to special rules for accrual basis taxpayers under Section 451(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or a person whose “functional currency” is not the U.S. dollar.

This description is based on the Code, its legislative history, existing and proposed U.S. Treasury Regulations, U.S. Internal Revenue Service administrative pronouncements and judicial decisions, all as available and in effect on the date hereof and all of which may change. Any change could apply retroactively and could affect the continued validity of this summary. This summary assumes that the securities will be characterized as debt rather than equity for U.S. federal income tax purposes and that U.S. holders will treat the securities as such. In addition, this summary does not address all aspects of U.S. federal income taxes, nor does it address all tax considerations that may be relevant to a U.S. holder in light of such holder’s personal circumstances (including the rules under Section 451 of the Code with respect to conforming the timing of income accruals to financial statements, estate and gift tax considerations or state, local or other non-U.S. federal tax considerations).

If a partnership holds debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax adviser with regard to the U.S. federal income tax treatment of an investment in the debt securities.

You should consult your own tax adviser with respect to the U.S. federal income tax consequences of acquiring, holding and disposing of debt securities, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws, including the income tax treaty between France and the United States.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security (including any additional amounts paid in respect of taxes and without reduction for any amounts withheld)will be taxable to you as ordinary interest income, and not as capital gain, at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting).

If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realize will generally be the U.S. dollar value of the foreign currency payment based on the spot exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize may be based on the average spot exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average spot exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign-currency-denominated debt securities at the spot exchange rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the U.S. Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you should recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the spot exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss should be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security. Your interest income will be foreign source for U.S. federal income tax purposes, and any foreign exchange gain you realize (as described above) generally will be U.S. source.

Subject to applicable limitations and the Final FTC Treasury Regulations (as defined below), any withholding tax paid with respect to interest payments may be eligible for foreign tax credits (or deductions in lieu of such credits) for U.S. federal income tax purposes, subject to applicable limitations. Treasury Regulations issued on December 28, 2021, which apply to foreign taxes paid or accrued in taxable years beginning on or after

December 28, 2021 (the “Final FTC Treasury Regulations”) impose additional requirements for foreign taxes to be eligible for credit. However, the IRS has indicated that taxpayers generally may defer the application of many of the additional requirements until further notice. The calculation of foreign tax credits involves the application of complex rules that depend on a U.S. holder’s particular circumstances. You should consult your own tax adviser with regard to the availability of a foreign tax credit with respect to any withholding tax.

Purchase, Sale and Retirement of Debt Securities

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your tax basis should increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, each of which is discussed below, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. (The rules for determining these amounts are discussed below.)

If you purchase a debt security that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the spot exchange rate in effect on that date. If the foreign currency debt security is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot exchange rate on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign currency- denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

When you sell or exchange a debt security, or if a debt security that you hold is retired or otherwise disposed of, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under “— Payments or Accruals of Interest”) and your tax basis in the debt security. If you sell or exchange a debt security for foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive, calculated at the spot exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will generally determine the U.S. dollar value of the amount realized by translating the amount at the spot exchange rate on the settlement date of the sale, exchange or retirement. The special election described above is available to you if you are an accrual-basis taxpayer, in respect of the purchase and sale of foreign currency debt securities traded on an established securities market. It must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the U.S. Internal Revenue Service.

Except as discussed below with respect to market discount and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a debt security will be long-term capital gain or loss if you have held the debt security for more than one year on the date of disposition. Under current law, net long- term capital gain recognized by an individual U.S. holder generally will be subject to tax at the preferable tax rates applicable to long-term capital gains, rather than the maximum rate applicable to net short-term capital gain or ordinary income. The ability of individual U.S. holders to offset capital losses against ordinary income is limited.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement or other disposition of a foreign currency debt security generally will be treated as ordinary income or loss (rather than capital gain or loss) to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss should not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity, the debt securities will generally be “Original Issue Discount Debt Securities.” The difference between the issue price and the stated redemption price at maturity of the debt securities will be the “original issue discount.” The “issue price” of the debt securities will generally be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” should include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in an Original Issue Discount Debt Security, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain U.S. Treasury Regulations. You should be aware that (as described in greater detail below) if you invest in an Original Issue Discount Debt Security, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable periods that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is generally determined by:

(i)

multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by the yield to maturity (defined below) of the debt security, appropriately adjusted to reflect the length of such accrual period; and

(ii)	subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “yield to maturity” and the qualified stated interest may generally be determined for these purposes as if the debt security bore interest for all periods at a fixed rate equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index.)

The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “yield to maturity” of a debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars generally will be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. This election, if made, is irrevocable without the consent of the U.S. Internal Revenue Service. If you make this election and you purchase debt securities at a premium or market discount, you will also be deemed to have made the election (discussed below under “Premium” and “Market Discount”) to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

In the case of an Original Issue Discount Debt Security that is also a foreign currency debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (ii) translating that foreign currency amount at the average spot exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average spot exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot exchange rate on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot exchange rate on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the special election described above under “— Payments or Accruals of Interest.” Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the spot exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be) and the amount accrued (using the spot exchange rate applicable to such previous accrual).

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the debt security other than payments of qualified stated interest), or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the debt security’s issue price, you generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, but less than its remaining redemption amount, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the U.S. Treasury Regulations governing original issue discount. Accordingly, the stated interest on a Floating Rate Debt Security generally will be treated as “qualified stated interest” and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the material tax considerations relevant to U.S. holders of any such debt securities in the applicable prospectus supplement.

Certain Original Issue Discount Debt Securities may be redeemed prior to maturity, either at the option of the Company or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the applicable prospectus supplement and consult your tax adviser about their treatment since the tax consequences of original issue discount will depend, in part, on the particular terms and features of the debt securities.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities should be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you should be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. A cash basis holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash-basis holders generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term debt security you may elect to accrue any “acquisition discount” with respect to the debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably to the electing shareholder, or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

Premium

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the U.S. Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore should be translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be generally realized with respect to amortized premium on a foreign currency debt security based on the difference between the spot exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the spot exchange rate on the date the holder acquired the debt security.

If you do not elect to amortize premium, the amount of premium should be included in your tax basis in the debt security. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

Market Discount

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount (or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the debt security will generally be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred to purchase or to carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the spot exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the U.S. Internal Revenue Service. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average spot exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments

Special rules govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the material tax considerations relevant to U.S. holders of any contingent debt obligations in the applicable prospectus supplement.

Impact of Consolidation, Merger and Sale of Assets

If we engage in the activities described under “Description of Debt Securities—Special Situations— Consolidation, Merger and Sale of Assets,” a U.S. holder could be treated for U.S. federal income tax purposes as having constructively exchanged its debt securities for new debt securities in a taxable transaction, resulting in realization of gain or loss. You should consult your tax adviser with regard to whether our engaging in such activities results in a constructive exchange and, if so, the U.S. federal income tax consequences of such constructive exchange and of holding the new debt securities you would be deemed to receive.

Medicare Tax

Certain U.S. holders who are individuals, estates or trusts are required to pay a Medicare tax of 3.8% (in addition to taxes they would otherwise be subject to) on their “net investment income,” which include, among other things, interest on and capital gains from the sale or other disposition of notes.

Foreign Asset Reporting

If you are an individual (and, to the extent provided in future regulations, an entity), you may be subject to reporting obligations with respect to your debt securities if the aggregate value of these and certain other “specified foreign financial assets” exceeds a certain threshold. If required, this disclosure is made by filing Form 8938 with the U.S. Internal Revenue Service. Significant penalties can apply if you are required to make this disclosure and fail to do so. In addition, you should consider your possible obligation to file online a FinCEN Form 114 — Foreign Bank and Financial Accounts Report as a result of holding debt securities. The application of these reporting requirements is not entirely clear. You are thus encouraged to consult your U.S. tax advisor with respect to these and any other reporting requirement that may apply to your acquisition of debt securities.

Information Reporting and Backup Withholding

The paying agent must file information returns with the U.S. Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your U.S. taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, you may have to comply with certification procedures to establish that you are not a United States person in order to avoid information reporting and backup withholding tax.

PLAN OF DISTRIBUTION

We may sell the debt securities offered by this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriter, dealers or agents;

•	their compensation;

•	the estimated net proceeds to us;

•	the purchase price of the debt securities;

•	the initial public offering price of the debt securities; and

•	any exchange on which the debt securities will be listed, if applicable.

Underwriters

If we use underwriters in the sale, we will enter into an underwriting agreement. The underwriters will acquire debt securities for their own account and may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the prospectus supplement, various conditions to the underwriters’ obligation to purchase debt securities apply, and the underwriters will be obligated to purchase all of the debt securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

Dealers

If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell debt securities to the dealers as principals.

The dealers may then resell the debt securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We may sell debt securities directly or through agents that we designate. The prospectus supplement will name any agent involved in the offering and sale and state any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Contracts with Institutional Investors for Delayed Delivery

If we so indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase debt securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the debt securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular debt securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•	the validity of the arrangements; or

•	the performance by us or the institutional investor.

Indemnification

Agreements that we have entered into or may enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act of 1933, as amended. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and/or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Market Making

Each series of debt securities will be a new issue of securities and will have no established trading market. The debt securities may or may not be listed on a national securities exchange. We cannot be sure as to the liquidity of or the existence of trading markets for any debt securities offered.

In the event that we do not list debt securities of any series on a U.S. national securities exchange, various broker-dealers may make a market in the debt securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in debt securities of any series or that the liquidity of the trading market for the debt securities will be limited.

Expenses

The expenses of any offering of debt securities will be detailed in the relevant prospectus supplement.

VALIDITY OF SECURITIES

The validity of the debt securities offered hereby will be passed upon by Jones Day, French and U.S. counsel for Sanofi. Certain matters of French law and New York law will be passed upon for any underwriters or agents by any law firm named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Sanofi and its subsidiaries incorporated in this Prospectus by reference from the 2023 Form 20-F, and the effectiveness of Sanofi and its subsidiaries’ internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young et Autres and PricewaterhouseCoopers Audit, independent registered public accounting firms, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been so incorporated in reliance upon the reports of such firms given on the authority of such firms as experts in accounting and auditing.

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Prospectus Supplement

Global Coordinators and Joint Book-Running Managers

Barclays	BNP Paribas	BofASecurities

Joint Book-Running Managers

J.P. Morgan	Morgan Stanley	MUFG	Natixis

   , 2025